UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Aviat Networks, Inc.
(Name of Registrant as Specified In Its Charter)
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AVIAT NETWORKS, INC.
200 Parker Drive, Suite C100A
Austin, TX 78728
Notice of Annual Meeting of Stockholders for Fiscal Year 2025
to be held on November 5, 2025
TO THE HOLDERS OF COMMON STOCK OF AVIAT NETWORKS, INC.
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders for fiscal year 2025 (the “Annual Meeting”) of Aviat Networks, Inc. (the “Company”) will be held online only on November 5, 2025, at 12:30 p.m. Central Time. You may attend the Annual Meeting online via webcast by visiting www.virtualshareholdermeeting.com/AVNW2025 and entering your 16-digit control number included with the proxy card. You will be able to vote your shares and submit questions while attending the Annual Meeting online for the following purposes:
1.	To elect seven directors to serve until the Company’s 2026 Annual Meeting of Stockholders or until their successors have been elected and qualified;
2.	To vote on the ratification of the appointment by our Audit Committee of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for fiscal year 2026;
3.	To hold an advisory, non-binding vote to approve the Company’s named executive officer compensation (“Say-on-Pay”);
4.	To approve the Third Amended and Restated 2018 Incentive Plan of the Company; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement or other delay thereof.
Only holders of common stock at the close of business on September 11, 2025 are entitled to notice of and to vote at the Annual Meeting or any adjournment, postponement or other delay thereof.
Whether or not you expect to attend the Annual Meeting online, we urge you to submit a proxy to vote your shares. This will help ensure the presence of a quorum at the Annual Meeting.

By Order of the Board of Directors

September 23, 2025	/s/ Peter A. Smith
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 5, 2025
This Proxy Statement for the 2025 Annual Meeting of Stockholders and our Annual Report to Stockholders
for the Fiscal Year Ended June 27, 2025 are available at www.proxyvote.com
Your vote is important regardless of the number of shares you own. The Board of Directors urges you to sign, date and return the enclosed proxy card by mail (using the enclosed postage-paid envelope) as promptly as possible, or vote electronically or by telephone as described in the attached proxy statement. If you have any questions or need assistance in voting your shares, please contact Broadridge toll-free at 1-800-690-6903 or our proxy solicitor, Okapi Partners LLC (“Okapi Partners”), toll free at (877) 796-5274.

i

OTHER MATTERS	55
2025 Annual Report	55
Form 10-K	55
Other Business	55
Householding of Proxy Materials	55
ANNEX A	A-1

ii

AVIAT NETWORKS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 5, 2025
This proxy statement (this “Proxy Statement”) applies to the solicitation of proxies by the Board of Directors (the “Board”) of Aviat Networks, Inc. (which we refer to as “Aviat,” the “Company,” “we,” “our,” and “ours”) for use at the Annual Meeting of Stockholders for fiscal year 2025 and any adjournment, postponement or other delay thereof (the “Annual Meeting”), to be held at 12:30 p.m., Central Time, on November 5, 2025. The Annual Meeting will be held online via webcast, at www.virtualshareholdermeeting.com/AVNW2025 (“Meeting Website”). Stockholders attending the meeting online via webcast will be able to submit questions and vote their shares electronically at the meeting. These proxy materials are being made available on or about September 23, 2025, to our stockholders entitled to notice of and to vote at the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. The Annual Meeting will begin promptly at 12:30 p.m., Central Time. Online access and check-in will begin at 12:15 p.m., Central Time. We encourage you to access the Meeting Website prior to the start time to allow ample time for login procedures and so you may address any technical difficulties before the Annual Meeting begins. If you encounter any difficulties accessing the webcast Annual Meeting during login or in the course of the meeting, please contact the phone number found on the login page at www.virtualshareholdermeeting.com/AVNW2025.
You may vote and ask questions during the Annual Meeting by following the instructions available on the Meeting Website at the time of the Annual Meeting. Stockholders may submit questions electronically, in real-time during the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for examination by any stockholder for any purpose germane to the Annual Meeting by emailing our Investor Relations team at investorinfo@aviatnet.com.
ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to obtain stockholder action on the matters outlined in the notice of meeting included with this Proxy Statement. All holders of shares of common stock at the close of business on September 11, 2025, are entitled to notice of and to vote at the Annual Meeting. At the Annual Meeting, our stockholders will vote (i) to elect seven directors, (ii) on the ratification of the appointment by our Audit Committee of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for fiscal year 2026, (iii) on an advisory, non-binding resolution to approve the Company’s named executive officer compensation (“Say-on-Pay”), (iv) to approve the Third Amended and Restated 2018 Incentive (the “Third Amended and Restated Plan”, (v) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement or other delay thereof.
What is the record date, and who is entitled to vote at the Annual Meeting?
The record date for the stockholders entitled to vote at the Annual Meeting is September 11, 2025 (the “Record Date”). The Record Date was established by the Board as required by the Delaware General Corporation Law and the Amended and Restated Bylaws of the Company (the “Bylaws”). Owners of shares of our common stock at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. You may vote all shares that you owned as of the Record Date.
What are the voting rights of the holders of common stock at the Annual Meeting?
Each outstanding share of our common stock is entitled to one vote on each matter considered at the Annual Meeting. As of the Record Date, there were 12,802,223 shares of our common stock outstanding.

Who may attend the Annual Meeting?
All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Stockholders will be able to participate in the Annual Meeting online via webcast by visiting www.virtualshareholdermeeting.com/AVNW2025 and entering the 16-digit control number included in your proxy card or in the instructions that accompanied your proxy materials.
The Annual Meeting will begin promptly at 12:30 p.m. Central time. Online check-in will be available beginning at 12:15 p.m. Central time. Please allow ample time for online check-in procedures. If you encounter any difficulties accessing the webcast Annual Meeting during login or in the course of the meeting, please contact the phone number found on the login page at www.virtualshareholdermeeting.com/AVNW2025.
If your shares are held in “street name” (that is, through a bank, broker or other holder of record) and you wish to attend the Annual Meeting but did not receive a 16-digit control number from your bank or brokerage firm, please follow the instructions from your bank or brokerage firm, including any requirement to obtain a legal proxy. Most banks or brokerage firms allow a stockholder to obtain a legal proxy either online or by mail.
You may contact us by calling 512-265-3680 for more information or directions on how to attend the Annual Meeting online.
How do I vote?
Stockholders of record can vote by proxy as follows:
•	Via the Internet: Stockholders may submit voting instructions through the Internet by following the instructions included with the proxy card;
•	By Telephone: Stockholders may submit voting instructions by telephone by following the instructions included with the proxy card;
•	By Mail: Stockholders may sign, date and return their proxy card in the pre-addressed, postage-paid envelope provided; or
•
At the Annual Meeting: You may attend the Annual Meeting online via webcast, vote, and submit a question during the Annual Meeting online by visiting www.virtualshareholdermeeting.com/AVNW2025 and using your 16-digit control number to enter the meeting even if you have previously returned a proxy card.

How can I access the proxy materials and annual report on the internet?
This Proxy Statement, the form of proxy card, and our annual report on Form 10-K for the fiscal year ended June 27, 2025 are available at www.Proxyvote.com.
Why is Aviat soliciting proxies?
In lieu of personally attending and voting at the Annual Meeting, you may appoint a proxy to vote on your behalf. The Board has designated proxy holders to whom you may submit your voting instructions. The proxy holders for the Annual Meeting are John Mutch, Chair of the Board, and Peter A. Smith, Director, President and Chief Executive Officer (“CEO”).
How do I revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:
•	delivering a written notice of revocation to the Company’s Secretary, at 200 Parker Drive, Suite C100A, Austin, TX 78728;
•	signing, dating and returning a proxy card bearing a later date;
•	submitting another proxy by Internet or telephone (the latest dated proxy will control); or
•	attending the Annual Meeting and voting online by ballot.

If you hold your shares in “street name,” you should follow the directions provided by the bank, broker or other holder of record to revoke your proxy. Regardless of how you hold your shares, your online attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy.
What vote is required to approve each item?
•
Proposal No. 1 (election of directors): the director nominees will be elected by a majority of the votes cast. Stockholders may not cumulate votes in the election of directors. The Board recommends a vote “FOR” all nominees under Proposal No. 1.

•
Proposal No. 2 (ratification of appointment of independent registered public accounting firm): the affirmative vote by the holders of a majority of the voting power of the common stock present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal is necessary for approval of Proposal No. 2. The Board recommends a vote “FOR” Proposal No. 2.

•
Proposal No. 3 (advisory, non-binding vote on named executive officer compensation): the affirmative vote by the holders of a majority of the voting power of the common stock present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal is necessary for approval of Proposal No. 3. The Board recommends a vote “FOR” Proposal No. 3.

•
Proposal No. 4 (Third Amended and Restated 2018 Incentive Plan of the Company): the affirmative vote by the holders of a majority of the voting power of the common stock present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal is necessary for approval of Proposal No. 4. The Board recommends a vote “FOR” Proposal No. 4.

What happens if a director does not receive a sufficient number of votes?
Aviat’s Corporate Governance Guidelines provide that a director nominee who receives a greater number of votes “AGAINST” his or her election than votes “FOR” his or her election must promptly offer his or her resignation to the Board. The Board will determine whether to accept the nominee’s resignation. See “Policy on Majority Voting for Directors” for additional information.
What constitutes a quorum, abstention and broker “non-vote”?
The presence at the Annual Meeting virtually through the webcast, or by proxy of the holders of common stock entitled to cast a majority of the voting power of all of the common stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting.
Abstentions and broker “non-votes” are counted as present and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. An abstention occurs when a stockholder does not vote for or against a proposal but specifically abstains from voting. A broker “non-vote” occurs when a bank, broker or other holder of record holding shares in street name for a beneficial owner signs and submits a proxy or votes with respect to shares of common stock held in a fiduciary capacity, but does not vote on a particular matter because the bank, broker or other holder of record does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner or because the bank, broker or other holder of record elects not to vote on a matter as to which it does have discretionary voting power. Under the rules governing banks, brokers and other holders of record who are voting with respect to shares held in street name, such entities have the discretion to vote such shares on routine matters but not on non-routine matters. Only Proposal No. 2 is a routine matter.
For Proposal No. 1, abstentions and broker “non-votes”, if any, will be disregarded and have no effect on the outcome of the vote. For Proposals No. 2 through No. 4, abstentions will have the same effect as voting against the proposal, and broker “non-votes”, if any, will be disregarded and have no effect on the outcome of the vote.
Who pays for the cost of solicitation?
We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation materials that may be furnished to our stockholders and the maintenance and operation of the website providing Internet access to these proxy materials. We will reimburse banks, brokers and other holders of record for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock and maintaining Internet access for such materials and the submission of proxies. We may supplement the original solicitation of proxies by mail through solicitation by telephone, email, over the Internet or by other means by our directors, officers and other employees. No additional compensation will be paid to these individuals for any such services.
We have engaged Okapi Partners to act as our proxy solicitor and assist us in the distribution of proxy materials and the solicitation of votes described above. We will bear the costs of the fees for the proxy solicitor, which are not expected to exceed $15,000.00, excluding reasonable out-of-pocket expenses.
What is the deadline for submitting proposals and director nominations for the 2026 Annual Meeting?
For stockholder proposals that are not intended to be included in next year’s proxy statement and for director nominations, a stockholder of record must submit a written notice thereof, which notice must be received by our Corporate Secretary at our principal executive offices not earlier than August 7, 2026, or later than September 6, 2026. The full requirements for the submission of proposals of business not intended to be included in the Company’s proxy and of nominations of directors are contained in Article II, Sections 13 and 14, respectively, of our Bylaws, which are available for review at our website, www.aviatnetworks.com.
Stockholder proposals intended for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) must be directed to the Corporate Secretary, Aviat Networks, Inc., at our principal executive offices, and must be received by May 25, 2026.
In accordance with the rules of the SEC, the proxies solicited by the Board for the 2026 Annual Meeting will confer discretionary authority on the proxy holders to vote on any director nomination or stockholder proposal properly presented at the 2026 Annual Meeting if the Company fails to receive notice of such matter in accordance with the periods specified above.
Who will count the votes?
Broadridge will tabulate the votes cast by proxy. The Company has retained an independent inspector of elections in connection with Aviat’s solicitation of proxies for the Annual Meeting. Aviat intends to notify stockholders of the results of the Annual Meeting by filing a Form 8-K with the SEC.

CORPORATE GOVERNANCE
We believe in and are committed to sound corporate governance principles. We adopted a Code of Conduct, Corporate Governance Guidelines, Insider Trading Policy and written charters for the Governance and Nominating Committee, Audit Committee and Compensation Committee which are available in the Governance subsection of the Investors page of our website at https://aviatnetworks.com. Each of our Board committees is required to conduct an annual review of its charter and applicable guidelines.
Board Members
The authorized size of the Board is currently up to seven directors. Our Bylaws require that the Board have a minimum of three directors. Directors are nominated by the Governance and Nominating Committee of the Board and all members of our Board are elected annually. The following are the members of the Board as of the date of this Proxy Statement.

Name	Title and Positions
John Mutch	Director, Chair of the Board
Laxmi Akkaraju	Director
Scott Halliday	Director
Bryan Ingram	Director
Michele Klein	Director
Peter A. Smith	Director, President and Chief Executive Officer
Bruce Taten	Director

The Board has determined that each of our current directors, other than Mr. Smith, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is otherwise independent in accordance with listing rules of the NASDAQ Stock Market (the “NASDAQ Listing Rules”). Our independent directors regularly meet in executive session without members of management present, with the independent Chair presiding.
All of our directors are requested to attend our annual meetings of stockholders. All of our directors who were directors at the time of the 2024 Annual Meeting, attended our 2024 Annual Meeting either in-person or via telephone.
Director Selection Process
The Governance and Nominating Committee engages in continuous Board succession planning and evaluation of Board composition, working closely with our Board in determining the skills, experiences, and characteristics desired for the Board as a whole and for its individual members. The Governance and Nominating Committee is responsible for leading the search for qualified individuals for election as directors to ensure the Board has an optimal mix of skills, expertise and diversity of background. The Governance and Nominating Committee recommends candidates, including incumbent directors, to the full Board for annual election. Any formal invitation to a director candidate to join the Board is authorized by the full Board. The Governance and Nominating Committee identifies candidates through a variety of means, including through organizations focused on increasing under-represented groups on public company boards, recommendations from members of the Board, suggestions from Company management and, from time to time, a third-party search firm. The Governance and Nominating Committee also considers candidates recommended by stockholders. Stockholders wishing to recommend director candidates for consideration by the Governance and Nominating Committee may do so by writing to the Secretary of the Company, giving the recommended candidate’s name, biographical data and qualifications.
Recently Appointed Director
Scott Halliday was recommended to the Governance and Nominating Committee by a current Board member. Mr. Halliday brings expertise in a wide variety of matters, including finance, accounting, audit, tax, mergers and acquisitions, international business, and compliance.
Director Nominees
We expect each nominee standing for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated. There are no family relationships between or among any of our executive officers, directors, or director nominees.

Except as described below, there are no material legal proceedings in which any director, director nominee, officer, or affiliate of the Company or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company or any, associate of such director, officer, affiliate of the Company or security holder, is a party adverse to us or has a material interest adverse to us.
On August 13, 2025, NEC issued a letter of arbitration to the Company demanding $19 million of additional component purchases, which the Company believes is unfounded and not required under the Manufacturing Supply Agreement (“MSA”). The NEC arbitration also included a demand for payment of the outstanding accounts payable balances which are reflected in Accounts payable of the Company’s consolidated balance sheets and disclosed in the Related Party Transactions. As of June 27, 2025, the Company cannot predict the outcome of these matters. As such, no loss accrual is deemed necessary as of June 27, 2025. The Company will continue to evaluate the proceedings and the expected outcome of this matter.
Board and Committee Meetings and Attendance
In fiscal year 2025, the Board held five regularly scheduled meetings and nine special meetings. Each of the Board members attended at least 75% of the aggregate total number of meetings of the Board and committees of which they were members during the fiscal year.
Board Member Qualifications
Our Board believes that its members should encompass a range of talents, skills and expertise, which enables the Board to provide sound guidance with respect to the Company’s operations, interests and strategy. Candidates for the position of director should exhibit proven leadership capabilities, high integrity, exercise high level responsibilities within their respective careers, and possess an ability to quickly grasp complex principles of business, finance, enterprise risk, international transactions, and communication technologies. Our Board seeks a variety of professional experiences and backgrounds among its members to better ensure a breadth of expertise to support the Company’s strategy. The Board has chosen not to impose term limits or mandatory retirement age with regard to service on the Board in the belief that a mix of tenure of directors, some who have institutional memory and have worked with different CEOs and management teams and who have developed an in-depth understanding of the Company and its business, middle-tenured directors, and newer directors with new and relevant skills and experience, brings a more balanced set of perspectives to our Board. In addition to considering a candidate’s experiences and background, candidates are reviewed in the context of the current composition of the Board and evolving needs of our businesses. In particular, the Board has sought to include members that have experience in establishing, growing and leading communications companies in senior management positions and serving on the board of directors of other companies. In determining that each of the members of the Board is qualified to be a director, the Board has relied on the attributes listed below and, where applicable, on the direct personal knowledge of each of the members’ prior service on the Board.
Directors’ Biographies
The following is a brief description of the business experience and background of each nominee for director, including the capacities in which each has served during at least the past five years:
Mr. John Mutch, age 69, currently serves as Chair of the Board and has served on the Board since January 2015. Mr. Mutch is a veteran of the U.S. Navy. He served on the Board of Directors of Steel Excel Inc., a provider of drilling and production services to the oil and gas industry and a provider of event-based sports services and other health-related services, from 2007 to 2016. From December 2008 to January 2014, he served as Chairman of the board of directors and Chief Executive Officer of Beyondtrust Software, a privately-held security software company. During this time, Mr. Mutch co-authored the book “Preventing Good People from Doing Bad Things: Implementing Least Privilege” which focuses on enterprise security. Mr. Mutch is the founder and has been the managing partner of MV Advisors LLC, a strategic block investment firm that provides focused investment and strategic guidance to small and mid-cap technology companies, since December 2005. Prior to founding MV Advisors LLC, in March 2003, Mr. Mutch was appointed by the U.S. Bankruptcy court to the board of directors of Peregrine Systems, Inc., a provider of enterprise asset and service management solutions. He assisted that company in a bankruptcy work-out proceeding and was named President and Chief Executive Officer in July 2003. Previous to running Peregrine Systems, Inc., Mr. Mutch served as President, Chief Executive Officer and a director of HNC Software, an enterprise analytics software provider. Before HNC Software, Mr. Mutch spent seven years at Microsoft

Corporation in a variety of executive sales and marketing positions. Mr. Mutch previously served on the boards of directors of Phoenix Technologies Ltd., a leader in core systems software products, services and embedded technologies, Edgar Online, Inc., a provider of financial data, analytics and disclosure management solutions, Aspyra, Inc., a provider of clinical and diagnostic information systems for the healthcare industry, Overland Storage, Inc., a provider of unified data management and data protection solutions, and Brio Software, Inc., a provider of business intelligence software. He has served as a director at Agilysys, Inc., a provider of information technology solutions, since March 2009. From April 2017 to May 2019, Mr. Mutch served as a director at Maxwell Technologies, Inc., a manufacturer of energy storage and power delivery solutions for automotive, heavy transportation, renewable energy, backup power, wireless communications and industrial and consumer electronics applications. From July 2017 to March 2018, he served as a director at YuMe, Inc., a provider of digital video brand advertising solutions, at which time YuMe was acquired by RhythmOne plc, a technology-enabled digital media company. Mr. Mutch continued serving as a director on the RhythmOne board until January 2019. In April 2025, Mr. Mutch was appointed as a director to serve on the board of Universal Electronics Inc. (NASDAQ: UEIC). Mr. Mutch holds a Bachelor of Science in Economics from Cornell University and a Master of Business Administration from the University of Chicago.
Mr. Mutch brings to the Board extensive experience as an executive in the technology sector. He also has experience as a director at several public companies in the technology sector. He is or has been a member of the audit committee of various public and private companies and brings valuable financial expertise to the Board. For these reasons, we believe Mr. Mutch is qualified to continue serving on the Board.
Ms. Laxmi Akkaraju, age 56, has served on the Board since November 2023. Ms. Akkaraju has been the Chief Delivery Officer for Cognite, a global leader in industrial software, since April 2021, having previously served in Senior Vice President roles for Strategy and Customer Services since 2021. She is also a Board Member for the Moller Mobility Group and sits on the Advisory Boards for Digital Norway and BI Norwegian Business School. Prior to Cognite, Ms. Akkaraju was Chief Strategy Officer from 2017 to 2020 for the GSM Association (GSMA), a non-profit industry organization that represents the interests of mobile network operators worldwide. From 2008 to 2017 Ms. Akkaraju was an acting Executive Vice President at EVRY, and prior to that held senior positions at Mu Dynamics (now Spirent) and Holte Consulting. Ms. Akkaraju holds a Bachelor of Science in Civil Engineering from University of New Mexico and a Master of Science in Civil Engineering from the University of Colorado Boulder. We believe Ms. Akkaraju’s experience and success in the wireless industry qualifies her to continue to serve as a member of the Board.
Mr. Scott Halliday, age 65, has served on the Board since January 2025. Mr. Halliday worked for EY (formerly Ernst & Young) for thirty-seven years until his retirement in 2019. Mr. Halliday’s roles with EY included senior and board-level positions, including Chairman of EY’s United Kingdom and Japan firms, and Director of EY Global, Americas, EMEIA and Japan boards. Mr. Halliday led multibillion-dollar operations and thousands of employees, while directing and navigating strategic growth. He also assisted in the development of the Audit Firm Governance Code in both the UK and Japan, working closely with the UK Financial Reporting Council (FRC) and Japan Financial Services Agency (JFSA). Mr. Halliday brings a wealth of experience in advising boards of directors and audit committees at Global 500 companies, as well as international governments to address key trends, governance and risk management. Mr. Halliday holds a Bachelor of Business Administration in Accounting from the University of Texas and is a Certified Public Accountant. We believe Mr. Halliday’s extensive experience in public company accounting and executive leadership qualifies him to serve as a member of the Board.
Mr. Bryan Ingram, age 61, has served on the Board since November 2021. Mr. Ingram is a senior corporate executive and advisor whose technology career spans 35 years in executive management roles with industry leaders Broadcom, Avago, Agilent, HP, and Westinghouse. He has a proven record in the global semiconductor industry for delivering highly differentiated product performance, cost improvements, resilient supply chains, and driving growth through the wireless ecosystem. Mr. Ingram presently serves as a director for SGH (formerly Smart Global Holdings), where he was elected in October 2018 and serves on the nominating and governance committee as well as the compensation committee. Mr. Ingram was also a director for Anokiwave from June 2020 until February 2025. Most recently, from November 2019 to March 2020, Mr. Ingram served as a consultant for Broadcom, and he previously served as senior vice president and general manager of Broadcom’s Wireless Semiconductor Division, from November 2015 to October 2019, where he oversaw the development, production, and marketing of RF components for handsets and other wireless devices. Prior to Broadcom, Mr. Ingram served as the Chief Operating Officer for Avago Technologies from April 2013 to October 2015. From October of 2015 until May 2016, Mr. Ingram served as the Senior Vice

President and General Manager of the Wireless Semiconductor Division of Avago Technologies. Mr. Ingram holds a Bachelor of Science in Electrical Engineering from the University of Illinois and a Master of Science in Electrical Engineering from Johns Hopkins University. We believe Mr. Ingram’s experience and success in the semiconductor industry, as well as supply chain expertise, qualify him to continue to serve as a member of the Board.
Ms. Michele Klein, age 76, was appointed to the Board in May 2021. She is an experienced public company director, venture capital investor and CEO. Ms. Klein chairs our Governance and Nominating committee and serves on the Compensation and Nominating and Governance Committees. From 2019 until March 2025, Ms. Klein was a director of Intevac, where she served on the Compensation and Nominating and Governance Committees. From 2021 to 2023 Ms. Klein was a director of Rockley Photonics where she chaired the Nominating and Governance committee and served on Compensation. In 2017 she was elected a director of Photon Control, a provider of optical sensors and systems to the semiconductor industry, where she served on Audit and chaired the M&A Committee from 2017 until the Company’s acquisition in 2021. She is also a director of Gridtential Energy, a private company. From 2005 to 2010 Ms. Klein served as Sr. Director of Applied Ventures LLC, the venture capital arm of Applied Materials, where she recommended and managed investments in energy storage and solar energy and represented Applied Materials on the boards of energy technology companies. Ms. Klein co-founded Boxer Cross, a semiconductor equipment manufacturer, and served as Chief Executive Officer and Director from 1997 until its acquisition by Applied Materials in 2003. She previously co-founded and led High Yield Technology, a semiconductor metrology company, from 1986 until its acquisition by public Pacific Scientific in 1996. Ms. Klein earned a BS degree from the University of Illinois and an MBA from the Stanford Graduate School of Business. We believe Ms. Klein’s investment and capital markets experience, and leadership roles in both public and private manufacturing companies in semiconductor, communications infrastructure, wireless and tech-enabled services, qualify her to continue to serve as a director of the Company.
Mr. Peter A. Smith, age 59, has been our President and CEO since January 2020 and a member of the Board since February 2020. Mr. Smith has more than 25 years of leadership experience in business management and a proven track record of creating value for companies. He most recently served as Senior Vice President, US Windows and Canada for Jeld-Wen from March 2017 to December 2019, where he had full profit and loss responsibility for Jeld-Wen’s $1B+ windows business, implementing lean manufacturing principles and strategic development programs to deliver growth and improved profitability. Prior to Jeld-Wen, from October 2013 to March 2017, he served as President of Polypore International’s Transportation and Industrial segment and oversaw transformative initiatives that helped prepare the former public company for sale to the Asahi Kasei Group. Previously, he served as Chief Executive Officer and a director of Voltaix Inc., until its sale to Air Liquide.
Earlier in his career, Mr. Smith held various executive leadership positions at Fortune 100 and Fortune 500 companies, including Cooper Industries, Dover Knowles Electronics and Honeywell Specialty Materials. In these roles, his responsibilities ran the gamut of operations, sales and marketing, business development, and mergers and acquisitions. Mr. Smith also served on the boards of Adaptive 3D from 2020 to 2021 and Soleras Advanced Coatings from 2015 to 2018. He has both a Bachelor of Science degree in Material (Ceramics) Engineering and PhD in Material Science and Engineering from Rutgers University and holds a Master of Business Administration degree from Arizona State University. We believe Mr. Smith’s executive leadership experience and position as the Company’s CEO qualify him to continue serving on the Board.
Mr. Bruce Taten, age 69, was appointed to the Board on March 2022. Mr. Taten served as Senior Vice President, General Counsel and Chief Compliance Officer for Cooper Industries, plc from 2008 until its merger with Eaton Corporation in October 2012. Previously, Mr. Taten was Vice President and General Counsel at Nabors Industries from 2003 until 2008 and earlier practiced law with Simpson Thacher & Bartlett LLP and Sutherland Asbill & Brennan LLP. Before attending law school, he practiced as a C.P.A. with Peat Marwick Mitchell & Co., which is now KPMG, in New York. From 2015 to date, Mr. Taten is a practicing attorney and private investor. He is admitted to practice law in the states of Texas and New York. Mr. Taten earned his FSA Credential from the Sustainability Accounting Standards Board (SASB) in 2020. Mr. Taten holds a B.S. and Masters degree from Georgetown University and a J.D. from Vanderbilt University. Mr. Taten has served on the board of directors of Jeld-Wen Holdings, Inc. (NYSE: JELD), since 2014 and currently serves as chair of the governance and nominating committee and on the compensation committee. The Board believes Mr. Taten’s qualifications to continue to sit on our Board include his experience in mergers and acquisitions, compliance, financial, tax and corporate governance expertise working on other companies’ boards of directors and as a general counsel and chief compliance officer.

Board Leadership
The Board does not have a policy regarding the separation of the roles of CEO and Chair of the Board as the Board believes that it is in the best interests of the Company for the Board to make that determination based on the position and direction of the Company and the membership of the Board. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities that the Company faces and are in the best position to evaluate the needs of the Company and how to best organize the capabilities of the directors and management to meet those needs.
When the CEO also serves as Chair of the Board, our Corporate Governance Guidelines provide for the appointment of a lead independent director.
The Board has determined that having Mr. Mutch serve as Chair is in the best interest of the Company at this time. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures and is useful in establishing a system of corporate checks and balances. The Board believes that separating the Chair position from the CEO position at this time allows the CEO to focus on setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chair leads the Board in its role of, among other things, providing advice to, and overseeing the performance of, the CEO. In addition, managing the Board can be a time-intensive responsibility, and the Board currently believes this structure permits our CEO to focus on the management of the Company’s day-to-day operations.
The Board’s Role in Risk Oversight
Assessing and managing risk is the responsibility of the management of the Company with oversight from the Board. The Board’s oversight of major risks occurs at both the full Board level and at the Board committee level. The Board oversees and reviews certain aspects of the Company’s risk management efforts, focusing on the adequacy of the Company’s risk management and risk mitigation processes. Management is responsible for establishing the Company’s business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. At the Board’s request, management proposed a process for identifying, evaluating and monitoring significant risks and such process has been approved by the Board and is currently in effect. This risk management program is overseen by senior management who, in connection with their regular review of the overall business, identify and prioritize a broad range of significant risks (e.g., financial, strategic, compliance and operational). Senior management also discusses mitigation plans to address such significant risks. Prioritized risks and management’s plans for mitigating such risks are regularly presented to the full Board for discussion and in order to ensure better monitoring. In addition to the risk management program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.
In addition, each of our Board committees also oversees the management of risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements as well as the Company’s cybersecurity risk mitigation and response plan. The Governance and Nominating Committee assists the Board in shaping the corporate governance of the Company and has oversight over the Company’s Environmental, Social and Governance (“ESG”) risks, including climate risks. The Compensation Committee oversees the management of risks relating to the Company’s executive compensation plans, incentive structure and succession planning.
A discussion of risk factors in the Company’s compensation design can be found below under the heading “Risk Considerations in Our Compensation Program.”
Principles of Corporate Governance, Bylaws and Other Governance Documents
The Board has adopted Corporate Governance Guidelines and other corporate governance documents that provide additional detail and context or supplement certain provisions of our Bylaws and relate to, among other things, the composition, structure, interaction and operation of the Board. Some of the key governance features of our Corporate Governance Guidelines, Insider Trading Policy, Bylaws and other governance documents are summarized below.

Majority Voting in Director Elections. In an uncontested election of directors, to be elected to the Board, each nominee must receive the affirmative vote of shares representing a majority of the votes cast, meaning that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee.
Aviat’s Corporate Governance Guidelines provide that any director nominee in an uncontested election who does not receive a greater number of votes “FOR” his or her election than votes “AGAINST” such election must, promptly following certification of the stockholder vote, offer his or resignation to the Board for consideration in accordance with the following procedures.
The Board will evaluate the best interests of the Company and its stockholders and decide the action to be taken with respect to such offered resignation. In reaching their decision, the Board will consider all factors they deem relevant. Following the Board’s determination, the Company will, within four business days, disclose publicly in a document furnished or filed with the SEC the Board’s decision as to whether or not to accept the resignation offer. The disclosure will also include a description of the process by which the decision was reached, including, if applicable, the reason or reasons for rejecting the offered resignation.
All nominees for election as a director in an uncontested election are deemed to have agreed to abide by such policy and will offer to resign and will resign if requested to do so in accordance with this policy (and will if requested submit an irrevocable resignation letter, subject to this majority voting policy, as a condition to being nominated for election).
Director Resignation in the Event of Change in Principal Position or Responsibility. Any non-employee director who experiences a material change in his or her principal employment or professional position at any time after being elected to the Board must notify the Board and the Board will determine whether or not the continued service of such individual as a director of the Board will be in the best interests of the Company and its stockholders.
Notification of Other Directorships. In an effort to ensure directors can dedicate sufficient time, commitment and focus on the affairs of the Board and the Company, non-employee directors must advise the Chair of the Board and the Chair of the Governance and Nominating Committee if they are being considered for election or appointment to a board of directors of another publicly held company. The Governance and Nominating Committee will determine whether the new board membership is compatible with continued service on the Company’s Board.
Insider Trading Policy and Prohibition Against Pledging Aviat Securities and Hedging Transactions. The Company has adopted an Insider Trading Policy governing the purchase, sale and other dispositions of the Company’s securities by our directors, officers, employees and other covered persons that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Insider Trading Policy was filed as an exhibit to the Company’s most recent Annual Report on Form 10-K filed on September 10, 2025.
In accordance with Aviat’s Insider Trading Policy, directors and executive officers are prohibited from short sales of Aviat securities, entering into puts, calls or other derivative securities, pledging Aviat securities and engaging in hedging transactions with respect to Aviat securities. Aviat specifically prohibits directors and executive officers from holding Aviat securities in any margin account for investment purposes or otherwise using Aviat securities as collateral for a loan. Insiders are also prohibited from purchasing certain instruments (including prepaid variable forward contracts, equity swaps, and collars) and engaging in transactions designed to hedge or offset any decrease in the value of Aviat securities.
Responsible Business
In fiscal year 2025, the Board continued to develop a responsible business framework that the Company can build on, implement, and report on in more detail in the future to ensure sustainable investing and risk management. On the environmental side of the framework, the Company began analyzing its energy resource consumption and seeking to ensure its compliance with the Company’s Global Environmental Policy which can be found at https://aviatnetworks.com/about-us/responsible-sourcing. In fiscal year 2025, the Company certified to International Organization for Standardization (“ISO”) 27001 for its information technology function at its corporate headquarters in Austin, Texas. The Company maintained its ISO 14001 certification, which relates to the Company’s environmental management system, for its corporate office in Austin, Texas as well as its management system in the

United Kingdom under its subsidiary there. The Company’s subsidiary in the United Kingdom also maintains an ISO 45001 certification for its occupational health and safety management system. The Company is also a member of the Responsible Business Alliance and EcoVadis which assists Aviat in maintaining best practices in its global supply chain as well as providing a rating of our compliance.
To further align employee interests with those of our stockholders and to increase employee ownership in the Company, in fiscal year 2022, the Company established a stock ownership program for employees not eligible for the Long-Term Incentive Plan (the “Employee Ownership Program”). The Employee Ownership Program provided employees with a direct ownership stake in the Company in the form of restricted stock units (RSUs). In countries where awarding RSUs would not be possible, the Company provided those employees the equivalent in a cash bonus. The grant value was equal to the employee’s two-months’ salary and vests ratably over three years. The first vesting under the Employee Ownership Program was May 2023, the second was May 2024, and the final vesting date was May 2025.
In fiscal year 2025, there have been zero work-related fatalities and only one work-related injury. In furtherance of its engagement with employees, the Company is committed to a safe and welcoming workplace. The Company expanded its tracking of work-related injuries and illnesses throughout its global workforce and will report that information to the Board at least annually. The Company also worked to incorporate greater employee engagement in fiscal year 2025 through a variety of processes. 45% of all employees held equity in the Company in fiscal year 2025.
Many of the Company’s products may assist Aviat customers with their own sustainability goals and initiatives. For example, in many parts of the world, the locations where our equipment is deployed are rural and off of the traditional electric grid, often relying a large percentage of time on diesel generator for power. The Company offers products that can reduce diesel consumption and thus the carbon dioxide emissions of Aviat customers over time. We estimate Aviat solutions, when compared with our competitors, can reduce diesel fuel consumption by approximately 7 million liters annually which results in 18,000 metric tons of avoided carbon dioxide emissions annually. Aviat also assists its customers in closing the digital divide around the globe by providing communication equipment which may easily be deployed in rural or hard to reach locations.
Board Committees
The Board maintains an Audit Committee, a Compensation Committee and a Governance and Nominating Committee as its regular committees. Copies of the charters for the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are available on our website at https://investors.aviatnetworks.com/corporate-governance/documents-charters.
The following table shows, at the conclusion of fiscal year 2025, the Chair and members of each committee, the number of committee meetings held, and the principal functions performed by each committee as described in such committee’s charter:

Committee	Number of Meetings in Fiscal Year 2025	Members	Principal Functions
Audit	16	John Mutch (former Chair) Scott Halliday (Chair) Laxmi Akkaraju Bryan Ingram
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Selects our independent registered public accounting firm
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Reviews reports of our independent registered public accounting firm
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Reviews and pre-approves the scope and cost of all services, including all non-audit services, provided by the firm selected to conduct the audit
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Monitors the effectiveness of the audit process
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Reviews independent registered public accounting firm’s and management’s assessment of the adequacy of financial reporting and operating controls
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Monitors corporate compliance program
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Monitors corporate data and information security

Committee	Number of Meetings in Fiscal Year 2025	Members	Principal Functions

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Reviews the process by which management identifies and mitigates key areas of risk
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Reviews the Company’s audited and unaudited financial results in the Company’s annual and quarterly reports on Form 10-K, Form 10-Q and earnings releases
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Reviews the scope and responsibilities of the internal audit program and on the appointment of the individual or firm serving in such capacity
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Reviews and approves all related party transactions

Compensation	4	Bruce Taten (Chair) Bryan Ingram Michele Klein
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Reviews our executive compensation policies and strategies
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Oversees and evaluates our overall compensation structure and programs
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Ensures that an executive performance evaluation is in place
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Reviews and overseas management’s continuity planning processes
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Annually reviews incentive compensation arrangements and their contribution to the desired risk management policy and practices

Governance and Nominating	5	Michele Klein (Chair) John Mutch Bruce Taten
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Develops and implements policies and practices relating to corporate governance and ESG initiatives
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Reviews and monitors implementation of our governance policies and procedures
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Establish, implement, and monitor the processes for (a) effective communication with stockholders and (b) consideration of stockholder proposals
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Assists in developing criteria for open positions on the Board
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Reviews and recommends nominees for election of directors to the Board
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Reviews and recommends policies, if needed, for selection of candidates for directors
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Develops, recommends, and oversees an annual self-evaluation process of the Board and its committees

Audit Committee
The Audit Committee is primarily responsible for selecting and approving the services performed by our independent registered public accounting firm, as well as reviewing our accounting practices, internal audit program, related party transactions, corporate financial reporting, data and information security, and system of internal controls over financial reporting. During fiscal year 2025, the Audit Committee was comprised of independent, non-employee members of our Board who were “financially sophisticated” under the NASDAQ Listing Rules.
The Board has determined that Messrs. Halliday and Mutch each qualify as an “audit committee financial expert,” as defined under Item 407(d)(5)(i) of Regulation S-K under the Securities Act of 1933 and the Exchange Act. Such status does not impose on any director duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on a director as members of our Audit Committee and the Board.

Following the Annual Meeting, it is expected that Messrs. Halliday, Ingram, and Mutch and Ms. Akkaraju will serve on the Audit Committee for fiscal year 2026 with Mr. Halliday remaining as chair. Each of Messrs. Halliday, Ingram, and Mutch and Ms. Akkaraju are independent under NASDAQ listing standards and Rule 10A-3(b)(1) of the Exchange Act.
Compensation Committee
The Compensation Committee has the authority and responsibility to approve our overall executive compensation strategy, to ensure that performance evaluation processes are in place for the Company’s executives, to administer our annual and long-term compensation plans, to annually review the incentive compensation arrangements and their contribution to desired risk management policy and practices, and to review and make recommendations to the Board regarding executive compensation. During fiscal year 2025, the Compensation Committee was comprised of independent, non-employee members of the Board in accordance with NASDAQ Listing Rules. During fiscal year 2025, the Compensation Committee utilized Compensia, Inc. (“Compensia”) as an independent, third-party consulting firm.
Following the Annual Meeting, it is expected that Messrs. Taten and Ingram and Ms. Klein will serve on the Compensation Committee for fiscal year 2026 with Mr. Taten serving as chair. All the expected members of the Compensation Committee for fiscal year 2026 are independent under the NASDAQ Listing Rules.
Compensation Committee Interlocks and Insider Participation
No member or nominee of the Compensation Committee was an officer or employee or former officer of the Company. None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, if any, please see “Transactions with Related Persons.”
Governance and Nominating Committee
The Governance and Nominating Committee develops and implements policies and practices related to corporate governance designed to align with sound corporate governance principles. The Governance and Nominating Committee also has oversight to the Company’s ESG initiatives. The Governance and Nominating Committee establishes, implements, and monitors the processes for (a) effective communication with stockholders and (b) consideration of stockholder proposals. The Governance and Nominating Committee also reviews the process by which management identifies and mitigates key areas of risk and reviews and oversees management’s continuity planning processes.
The Governance and Nominating Committee also recommends candidates to the Board and periodically reviews whether a more formal selection policy should be adopted. The Governance and Nominating Committee does not have a specific policy regarding the consideration of any director candidates recommended by security holders, and there is no difference in the manner in which the committee members evaluate nominees for director based on whether the nominee is recommended by a stockholder.
In reviewing potential candidates for the Board, the Governance and Nominating Committee considers the individual’s experience and background. Candidates for the position of director should exhibit proven leadership capabilities, high integrity, exercise high level responsibilities within their respective careers, and possess an ability to quickly grasp complex principles of business, finance, international transactions and communications technologies. In general, candidates who have held an established executive level position in business, finance, law, education, research, government or civic activity will be preferred. The Governance and Nominating Committee utilizes a skills matrix to review the strengths of current board members and identify gaps in attributes or skills to emphasize in recruiting new directors and to help identify emerging needs and capabilities on the Board in light of the Company’s strategy and the external environment.
Although the Governance and Nominating Committee has not adopted a formal diversity policy regarding the selection of director nominees, diversity is one of the factors that the committee considers in identifying director nominees. When identifying and recommending director nominees, the Governance and Nominating Committee views diversity expansively to include, without limitation, concepts such as differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board diversity. As part of this process, the Governance and Nominating Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in substantive matters pertaining to the Company’s business.
In making its recommendations, the Governance and Nominating Committee bears in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The Governance and Nominating Committee intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.
During fiscal year 2025, the Governance and Nominating Committee was comprised of independent members of the Board in accordance with NASDAQ Listing Rules. Following the Annual Meeting, it is expected that Ms. Klein and Messrs. Mutch and Taten will continue to serve on the Governance and Nominating Committee with Ms. Klein continuing as chair for fiscal year 2026. All the expected members of the Governance and Nominating Committee for fiscal year 2026 are independent under the NASDAQ Listing Rules.
Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board may do so by submitting a comment via the Company’s website at https://investors.aviatnetworks.com/investor-resources/contact-us or by sending a letter addressed to: Aviat Networks, Inc., c/o Corporate Secretary, 200 Parker Drive, Suite C100A, Austin, TX 78728. The Corporate Secretary monitors these communications and provides a summary of all received messages to the Board at its regularly scheduled meetings. When warranted by the nature of communications, the Corporate Secretary will request prompt attention by the appropriate committee or independent director of the Board, independent advisors or management. The Corporate Secretary may decide in her judgment whether a response to any stockholder communication is appropriate.
Code of Conduct
We implemented our Code of Conduct effective January 26, 2007 and as amended on February 6, 2025. All of our employees, including the CEO and CFO, are required to certify and they shall abide by the Code of Conduct to help ensure that our business is conducted in a consistently ethical and legal manner. The Company has adopted a written policy, and management has implemented a reporting system, intended to encourage our employees to bring to the attention of management and the Audit Committee any complaints regarding the integrity of our internal system of controls over financial reporting, or the accuracy or completeness of financial or other information related to our financial statements. We prohibit retaliation or reprisal toward any party involved in reporting an incident.

TRANSACTIONS WITH RELATED PERSONS
The following includes a summary of transactions during fiscal year 2025 and 2024 to which we were or are to be a party in which the amount involved exceeded $120,000, and in which any of our directors, director nominees, or executive officers, any holders of more than 5% of our common stock or any members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in the sections titled “Director Compensation and Benefits” and “Executive Compensation.”
NEC Transactions
On May 9, 2023, the Company entered into a Master Sale of Business Agreement (as amended on November 30, 2023, the “Purchase Agreement”) with NEC to acquire NEC’s wireless transport business (the “NEC Transaction”). The Company completed the NEC Transaction on November 30, 2023 (the “Closing Date”). The fair value of the consideration transferred at the closing of the NEC Transaction was comprised of (i) cash of $32.2 million, and (ii) the issuance of 736,750 shares or $22.3 million of common stock of the Company. Aggregate consideration transferred at closing was approximately $54.5 million, which was subject to certain post-closing adjustments. In connection with the closing of the NEC Transaction, NEC gained the right to nominate a director to the Company’s Board.
Registration Rights and Lock-Up Agreement
On the Closing Date, the Company entered into a Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”) with NEC pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission for resale of the Closing Stock Consideration. NEC agreed that, except for limited exceptions as provided in the Registration Rights and Lock-Up Agreement, no shares of the Closing Stock Consideration may be transferred (the “Lock-Up”) until one day following the Initial Lock-Up Expiration Date. One day after the Initial Lock-Up Expiration Date, one-twelfth of the Closing Stock Consideration shall be released from the Lock-Up, and an additional one-twelfth of the Closing Stock Consideration shall be released from the Lock-Up in each subsequent month, such that all of the Closing Stock Consideration shall be released from Lock-Up by the two-year anniversary of the day immediately following the Closing Date.
Manufacturing and Supply Agreement
On the Closing Date, the Company entered into a Manufacturing and Supply Agreement (“MSA”), by and among the Company, NEC Platforms, Ltd., a Japan limited company (“NECPF”) and NEC. Pursuant to the MSA, NECPF will sell to the Company, and the Company will purchase from NECPF certain products related to the wireless backhaul business acquired by the Company pursuant to the MSBA (the “Products”) and NECPF will not produce, deliver or sell the Products to any third party outside of Japan or to resellers and distributors in Japan for resale outside of Japan unless NECPF first obtains written consent from the Company. NEC shall act as a representative of NECPF to receive orders from the Company for the transactions between the Company and NECPF contemplated under the MSA.
Additional Agreements
Additionally, in connection with the NEC Transactions, the Company entered into the following ancillary agreements as of or after the Closing Date:
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A Global Transition Services Agreement (the “Buyer TSA”) for NEC to provide certain transition services to the Company following the Closing of the Transaction. These costs amounted to $3.3 million in fiscal year 2025.

•	A Global Seller Transition Services Agreement (the “Seller TSA”) for the Company to provide certain transition services to NEC following the Closing of the Transaction.
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Distribution Agreements with certain NEC subsidiaries to become distributor of certain products set forth in the Distribution Agreements in the relevant local markets or territories (the “Distribution Agreements”).

•
A Trademark License Agreement related to certain registered trademarks in the territory of Japan. An Intellectual Property License Agreement, related to certain NEC IP, including mobile backhaul-related patents.

•	A Trademark Assignment Agreement related to certain trademarks defined therein as the PASOLINK Marks.
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A Research and Development Cooperating Agreement for Existing Products, pursuant to which NEC will provide the Company with certain services relating to the development work to maintain existing products.

The Company does not have a formal written policy with respect to the review, approval, or ratification of transactions with related persons other than the Audit Committee’s responsibility to review such transactions as described in its charter. The Company has established procedures to identify these transactions, if any, and bring them to the attention of the Audit Committee of the Board for consideration. These procedures include a quarterly assessment in connection with our quarterly financial risk assessments. The Audit Committee of the Board considers the following regulatory guidance: (i) Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (Transactions with Related Persons); (ii) Accounting Standards Codification Topic 850 (Related Party Disclosures); (iii) Public Company Accounting Oversight Board Auditing Standard No. 18 (Related Parties); and (iv) the NASDAQ’s governance standards related to independence determinations. Each of the above-described agreements were approved pursuant to Aviat’s existing procedures.
Our Code of Conduct prohibits all employees, including our executive officers, from benefiting personally from any transactions with us other than approved compensation benefits.

DIRECTOR COMPENSATION AND BENEFITS
The Board has delegated responsibility to the Compensation Committee to determine the form and amount of director compensation, which reviewed and assessed from time to time by the Compensation Committee with changes, if any, recommended to the Board for action. Director compensation may take the form of cash, equity, and other benefits ordinarily available to directors.
The following fees, were approved for the 2025 fiscal year for all non-employee Directors serving on our Board and its committees:
•	$50,000 basic annual cash retainer, payable on a quarterly basis, which a director may elect to receive in the form of shares of common stock;
•	$45,000 annual cash retainer, payable on a quarterly basis, for service as Chair of the Board;
•	$22,000 annual cash retainer, payable on a quarterly basis, for service as Chair of the Audit Committee;
•	$10,000 annual cash retainer, payable on a quarterly basis, for service as Chair of the Governance and Nominating Committee;
•	$15,000 annual cash retainer, payable on a quarterly basis, for service as Chair of the Compensation Committee;
•	$10,000 annual cash retainer, payable on a quarterly basis, for service on the Audit Committee other than Chair of the Audit Committee;
•	$5,000 annual cash retainer, payable on a quarterly basis, for service on the Governance and Nominating Committee other than Chair of the Governance and Nominating Committee;
•	$5,000 annual cash retainer, payable on a quarterly basis, for service on the Compensation Committee other than Chair of the Compensation Committee;
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Annual grant of restricted stock units (“RSUs”) under our Amended and Restated 2018 Incentive Plan (the “2018 Plan”) valued at $120,000, with 100% vesting at the earlier of (1) the day before the date of the Annual Meeting, or (2) the first anniversary of the 2025 annual stockholders’ meeting, subject to continuing service as a director through such earlier date.

We also paid an additional one-time $15,000 cash award to the Chair of the Audit Committee, and a one-time $7,500 cash award to the other members of the Audit Committee in connection with their additional work on an extended audit that was conducted during the 2025 fiscal year. We reimburse each non-employee director for reasonable travel expenses incurred and in connection with attendance at Board and committee meetings on our behalf, and for expenses such as supplies and continuing director education costs. Employee directors are not compensated for their service as a director.
To enhance and expand on the key skills and experiences relevant to the Company’s industry, we provide our directors with continuing education and presentations from both internal and external experts. Additionally, we encourage our directors to participate in external continuing director education programs. New directors also participate in comprehensive orientation sessions that provide them with a thorough understanding of their fiduciary duties as well as a robust overview of the Company’s business and strategies, which allows new directors to begin making contributions to the Board at the start of their service.
To better align the interests of our Board with those of our stockholders, in November 2019, the Board adopted a policy whereby members of the Board must achieve ownership of three times (3x) such director’s annual cash retainer (exclusive of chairperson or committee fees). A director is required to achieve compliance with the foregoing ownership requirement by the later of (a) five years from the date of adoption of the guidelines, or (b) five years from the start of such director’s directorship with the Company. All vested RSUs or Company shares purchased by a director in the open market shall be counted toward a director’s ownership requirement.

Fiscal Year 2025 Compensation of Non-Employee Directors
Our non-employee directors received the following aggregate amounts of compensation in respect of fiscal year 2025:

	Fees Earned in Cash ($)	Stock Awards(1) ($)	Total ($)
Laxmi Akkaraju	67,500	119,998	187,498
Asako Aoyama	25,000	—	25,000
Scott Halliday	33,000	60,008	93,008
Bryan Ingram	72,500	119,998	192,498
Michele Klein	65,000	119,998	184,998
John Mutch	133,500	119,998	253,498
Bruce Taten	70,000	119,998	189,998

(1)
The amounts shown in this column reflect the aggregate grant date fair value of RSUs granted to our non-employee directors computed in accordance with FASB ASC Topic 718, determined without regard to estimated forfeitures. The assumptions made in determining the fair values of our stock awards and option awards are set forth in Notes 1 and 9 to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 27, 2025, as filed with the SEC on September 10, 2025.

Indemnification
Our Bylaws require us to indemnify each of our directors and officers with respect to their activities as a director, officer, or employee of ours, or when serving at our request as a director, officer, or trustee of another corporation, trust, or other enterprise, against losses and expenses (including attorney fees, judgments, fines, and amounts paid in settlement) incurred by them in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which they are, or are threatened to be made, a party as a result of their service to us. In addition, we carry directors’ and officers’ liability insurance, which includes similar coverage for our directors and executive officers. We will indemnify each such director or officer for any one or a combination of the following, whichever is most advantageous to such director or officer:
•	The benefits provided by our Bylaws in effect on the date of the indemnification agreement or at the time expenses are incurred by the director or officer;
•	The benefits allowable under Delaware law in effect on the date the indemnification bylaw was adopted, or as such law may be amended;
•	The benefits available under liability insurance obtained by us; and
•	Such benefits as may otherwise be available to the director or officer under our existing practices.
Under our Bylaws, each director or officer will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of ours with respect to suits or proceedings arising from his or her service with us.
In addition, the Company has entered into an indemnification agreement with each director and officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except as noted below, the following table sets forth information with respect to the beneficial ownership of our common stock as of September 11, 2025, by each person or entity known by us to beneficially own more than five percent of our common stock, by our directors, by our nominees for director, by our Named Executive Officers and by all our directors, nominees for director and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Aviat Networks, Inc., 200 Parker Drive, Suite C100A, Austin, TX 78728. As of September 11, 2025, there were 12,802,223 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Voting Power of Common Stock
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	775,885(2)	6.6%
NEC Corporation 7-1, Shiba 5-chome Minato-ku, Tokyo 108-8001, Japan	736,750(3)	5.8%
The Vanguard Group, Inc. 100 Vanguard Boulevard, Malvern, PA 19355	651,862(4)	5.18%
Tieton Capital Management, LLC 4700 Tieton Drive, Suite C, Yakima, WA 98908	650,270(5)	5.1%

(1)	Beneficial ownership is determined under the rules and regulations of the SEC, and generally includes voting or dispositive power with respect to such shares.
(2)	Based solely on a review of Schedule 13G filed with the SEC on January 29, 2024 by BlackRock, Inc.
(3)	Based solely on a review of Schedule 13D filed with the SEC on December 6, 2023 by NEC Corporation.
(4)	Based solely on a review of Schedule 13G filed with the SEC on November 12, 2024 by The Vanguard Group, Inc.
(5)	Based solely on review of Schedule 13G filed with the SEC on February 11, 2025 by Tieton Capital Management, LLC.

Named Executive Officers and Directors	Common Shares Currently Held	Common Shares that May be Acquired within 60 Days of the Record Date(1)	Total Beneficial Ownership	Percentage Beneficially Owned
Laxmi Akkaraju	4,046	8,339	12,385	*
Erin Boase	11,635	15,008	26,643	*
Michael Connaway	10,830	—	57,893	*
Gary Croke	18,402	26,252	44,654	*
Andrew Fredrickson	5,021	3,759	9,710	*
Scott Halliday	—	—	3,150	*
Bryan Ingram	11,343	8,339	19,682	*
Michele Klein	14,312	8,339	22,651	*
John Mutch	81,799	8,339	90,138	*
Peter A. Smith	177,235	186,552	363,787	2.8%
Bruce Taten	11,459	8,339	19,798	*
All directors, nominees for director, and executive officers as a group (12 persons)	341,061	277,846	669,120	5.3%

*	Less than 1%
(1)
Shares of common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group. Accordingly, the amounts in the table include shares of common stock that such person has the right to acquire within 60 days of the Record Date by the exercise of stock options or the vesting of restricted stock units.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
For fiscal year 2025, the Audit Committee consisted of four members of the Board, each of whom was independent of the Company and its management, as defined in the NASDAQ Listing Rules. The Board has adopted, and annually reviews, the Audit Committee charter. The charter specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities.
The Audit Committee reviews management’s procedures for the design, implementation, and maintenance of a comprehensive system of internal controls over financial reporting and disclosure controls and procedures focused on the accuracy of our financial statements and the integrity of our financial reporting systems. The Audit Committee provides the Board with the results of its examinations and recommendations, and reports to the Board as it may deem necessary to make the Board aware of significant financial matters requiring the attention of the Board.
The Audit Committee does not conduct auditing reviews or procedures. The Audit Committee monitors management’s activities and discusses with management the appropriateness and sufficiency of our financial statements and system of internal control over financial reporting. Management has primary responsibility for the Company’s financial statements, the overall reporting process and our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management and the effectiveness of our internal control over financial reporting, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States (“GAAP”) and discusses with the Audit Committee any issues they believe should be raised with us.
The Audit Committee reviews reports from our independent registered public accounting firm with respect to their annual audit and the effectiveness of our internal control over financial reporting and approves in advance all audit and non-audit services provided by our independent auditors in accordance with applicable regulatory requirements. The Audit Committee also considers, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining their independence.
In accordance with its responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended June 27, 2025 and the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also discussed with our independent registered public accounting firm for such financial statements, Deloitte & Touche LLP (“Deloitte”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and letter from Deloitte required by applicable requirements of the PCAOB regarding the communications of Deloitte with the Audit Committee concerning independence, and has discussed with Deloitte its independence, including whether the provision by Deloitte of non-audit services, as applicable, is compatible with its independence.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended June 27, 2025 be included in Company’s Annual Report on Form 10-K.
Audit Committee Board of Directors

Scott K. Halliday, Chair
Laxmi Akkaraju
Bryan Ingram
John Mutch

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Deloitte was our independent registered public accounting firm for the fiscal year ended June 27, 2025. Representatives of Deloitte will not be present at the Annual Meeting, will not have an opportunity to make a statement, and will not be available to respond to questions.
The following table sets forth the fees billed for services rendered by our auditors, Deloitte, for each of our last two fiscal years:

	Fiscal Year 2025	Fiscal Year 2024
Audit fees(1)	$2,103,545	$1,446,000
Audit-related fees(2)	39,720	27,000
Tax fees(3)	81,905.04	109,000
All other fees(4)	—	2,000
	$2,225,170.04	$1,584,000

(1)
Audit fees include fees associated with the annual audit of our consolidated financial statements, internal control over financial reporting, and reviews of our quarterly reports on Form 10-Q, accounting and reporting consultations and statutory audits required for our international subsidiaries.

(2)	Audit-related fees includes services in connection with acquisition related pro forma filings and SEC registration statements.
(3)	Tax fees were for services related to tax compliance, tax advice, tax planning services and transfer pricing.
(4)	All other fees consist of fees associated with research subscriptions.
Deloitte did not perform any professional services related to financial information systems design and implementation for us in fiscal years 2025 or 2024.
The Audit Committee has determined in its business judgment that the provision of non-audit services described above is compatible with maintaining Deloitte’s independence.
Audit Committee Pre-Approval Policy
Section 10A(i)(1) of the Exchange Act and related SEC rules require that all auditing and permissible non-audit services to be performed by a company’s principal accountants be approved in advance by the Audit Committee of the Board, subject to a “de minimis” exception set forth in the SEC rules (the “De Minimis Exception”). Pursuant to Section 10A(i)(3) of the Exchange Act and related SEC rules, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the pre-approval is detailed as to the particular service or category of services to be rendered and the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting. All audit-related and non-audit services in fiscal years 2025 and 2024, if any, were pre-approved by the Audit Committee at regularly scheduled meetings of the Audit Committee, or through the process described in this paragraph, and none of such services was performed pursuant to the De Minimis Exception.
Change in Accountants
On September 18, 2025, the Audit Committee approved dismissal of Deloitte as the Company’s independent registered public accounting firm, effective on and as of September 18, 202, and appointed Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending June 26, 2026.
This change was not a result of any disagreement between the Company and Deloitte.
Deloitte’s report on Company’s financial statements for each of the fiscal years ended June 27, 2025, June 28, 2024 and June 30, 2023, did not contain an adverse opinion, disclaimer of opinion, nor was it qualified, modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s financial statements for each of the fiscal years ended June 27, 2025, June 28, 2024 and June 30, 2023, and in the subsequent interim period through September 18, 2025, there were no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in their reports.

During the fiscal years ended June 27, 2025, June 28, 2024 and June 30, 2023, and in the subsequent interim period through September 18, 2025, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. Please see the Company’s Forms 10-K for fiscal years ended June 27, 2025 and June 28, 2024, for descriptions of material weaknesses.
During the fiscal years ended June 27, 2025, June 28, 2024 and June 30, 2023, and in the subsequent interim period through September 18, 2025, neither the Company, nor anyone acting on its behalf, consulted with Grant Thornton with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (2) any matter that was either the subject of a “disagreement” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
The Company provided Deloitte with a copy of this disclosure and requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of Deloitte’s letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 19, 2025.

EXECUTIVE OFFICERS
Information about our Executive Officers is included in the Company’s Annual Report on Form 10-K.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview and Summary
This Compensation Discussion and Analysis, which has been prepared by management, is intended to help our stockholders understand our executive compensation philosophy, objectives, policies, practices, and decisions. It is also intended to provide context for the compensation awarded to, earned by, or paid to each of our named executive officers (our “Named Executive Officers” or “NEOs”) during fiscal 2025 (defined as June 29, 2024 through June 27, 2025) as detailed in the Summary Compensation Table below and in the other tables and narrative discussion that follow.

Named Executive Officer	Position
Peter A. Smith	President and Chief Executive Officer
Michael Connaway	Senior Vice President and Chief Financial Officer
Erin Boase	General Counsel, Vice President Legal Affairs
Gary Croke	Vice President, Marketing and Product Line Mgmt

The executive team led the Company to achieve 6.5% revenue growth and record adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) in three of the four fiscal quarters. The executive team’s accomplishments during fiscal year 2025 led to the fifth consecutive fiscal year of topline growth. The executive team also continued to develop and implement an operating model that serves as the basis for continuous improvement and organic and acquisition-led growth enablement. This includes the integration of the 4RF Limited acquisition and further execution of the NEC Transaction acquisition to plan.
To understand our approach to executive compensation, you should read the entire Compensation Discussion and Analysis that follows. The following brief summary introduces the major topics covered:
•
The cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive compensation and other benefits, our Named Executive Officers’ compensation opportunity is weighted toward variable pay.

•
The objectives of our executive compensation program are to reward superior performance, motivate our executives to achieve our goals and attract and retain a strong management team. We believe that our emphasis on long-term stockholder value creation results in an executive compensation program structure that is beneficial to our Company and our stockholders.

•
The Compensation Committee is made up of independent, non-employee members of the Board and oversees the executive compensation program for our Named Executive Officers. The Compensation Committee works closely with its independent compensation consultant and management to evaluate the effectiveness of the Company’s executive compensation program throughout the year. The Compensation Committee’s specific responsibilities are set forth in its charter, which can be found on the Company’s website at http://investors.aviatnetworks.com/committee-details/compensation-committee. In reviewing the elements of our executive compensation program - base salary, annual cash incentives, long-term incentives and post-termination compensation - our Compensation Committee reviews market data from similar companies.

•
Our competitive positioning philosophy is to set compensation fairly, as compared to the compensation of our peer group companies, with allowances for internal factors such as tenure, individual performance and the nature of the relative scope and complexity of the role.

•
Our annual incentive program is based on specific Company financial performance goals for the fiscal year and includes provisions to “clawback” any excess amounts paid in the event of a later correction or restatement of our financial statements.

•
We conducted our annual pay review of executive compensation in August of 2024. Our CEO’s base pay was not adjusted with the August modifications that were made to other Named Executive Officers’ base salaries in connection with that annual review.

•	We believe the compensation program for the Named Executive Officers supported our strategic priorities and aligned compensation earned with the Company’s financial performance in fiscal year 2025.
Compensation Governance Best Practices
The Compensation Committee believes that a demonstrated commitment to best practices in compensation governance is itself an essential component of our approach to executive compensation. The following practices are some examples of this commitment:
•
Pay for performance: A substantial portion of our executives’ compensation opportunity is tied to achieving specified corporate objectives. In fiscal year 2025, 100% of the annual cash bonuses granted pursuant to the Annual Incentive Plan (the “AIP”) was performance-based and at-risk, subject to the Company’s achievement of certain financial objectives. Under the 2018 Plan, one-half of the equity awards value granted to the Named Executive Officers during the fiscal year 2025 were performance-based restricted stock units (which, if based on the Company’s stock price are referred to herein as market share units (“MSUs”) and if based on other performance criteria as described herein are referred to as performance share units (“PSUs”)), the vesting of which is subject to achievement of a targeted financial measure. In past years we made the distinction between MSUs and PSUs, however, we decided that going forward it is appropriate to simplify discussion for all awards that vest based on any type of performance measure as PSUs. With respect to the remaining discussions, references to PSUs include references to MSUs, where applicable. All equity grants are subject to the 2018 Plan.

•
Mix of short-term and long-term compensation: Short-term compensation for our Named Executive Officers is comprised of base salaries and bonuses payable pursuant to the AIP, which pays out only to the extent that the Company achieves its financial targets. Long-term compensation, granted under the 2018 Plan was comprised of PSU, and time-based RSUs for fiscal year 2025. PSUs are earned, if the performance or market-based criteria, as applicable, are met, at the end of a three-year plan cycle, while RSUs vest annually 1/3 at the end of each successive anniversary of the date of grant.

•
Independent compensation consultant: The Compensation Committee directly retains the services of Compensia, an independent compensation consultant, to advise it in determining reasonable and market-based compensation policies and practices.

•
Prohibition on hedging and pledging: Our Named Executive Officers, together with all other employees, are prohibited from engaging in hedging, pledging or similar transactions with respect to our securities.

•	No perquisites: Our Named Executive Officers are not provided any perquisites other than our occasional provision of relocation expense reimbursement.
•
No single trigger change of control acceleration: Change of control arrangements in the employment agreements with applicable Named Executive Officers include “double trigger” vesting provisions providing for acceleration of vesting of outstanding unvested equity awards only in the event that both a change of control occurs, and the Named Executive Officer’s employment terminates thereafter for reasons specified in the employment agreements.

•
No tax gross-ups: We do not provide gross-up payments to cover our Named Executive Officers’ personal income taxes that may pertain to any of the compensation or benefits paid or provided by the Company.

•
Clawback: We have a clawback policy that entitles us to recover all or a portion of any performance-based compensation, including cash and equity components, if our financial statements are restated as a result of errors, omissions or fraud.

•	Compensation risk management: The Compensation Committee reviews and analyzes the risk profile of our compensation programs and practices on an annual basis.

Compensation Philosophy and Objectives
The primary objectives of our total executive compensation program are to use compensation as a tool to recruit and retain outstanding executives and incentivize them to create longer-term value for our stockholders. The following principles guide our overall compensation program:
•	reward superior performance;
•	motivate our executives to achieve strategic, operational, and financial goals;
•	enable us to attract and retain a world-class management team; and
•	align outcomes and rewards with stockholder expectations.
Each year, the Compensation Committee reviews the executive compensation program to ensure its design and policies remain appropriately aligned with our evolving business needs and to consider best compensation practices. Our executive compensation program is also reviewed to ensure that it achieves a balance between providing meaningful retention and performance incentives to our executives while managing both the Company’s share burn rate and the dilutive effects of equity awards to the Company’s stockholders.
Executive Compensation Process
The Compensation Committee is responsible for establishing and implementing executive compensation policies in a manner consistent with our compensation objectives and principles. The Compensation Committee reviews and approves the features and design of our executive compensation program, and approves the compensation levels, individual AIP objectives and total compensation targets for our Named Executive Officers other than our CEO. The independent members of the full Board approve the compensation level, individual AIP objectives, and financial targets for our CEO, based on recommendations from the Compensation Committee. The Compensation Committee also monitors executive succession planning and monitors our performance as it relates to overall compensation policies for employees, including benefit and savings plans.
In discharging its responsibilities, the Compensation Committee may engage outside consultants and consult with our Human Resources Department, as well as internal and external legal or accounting advisors, as the Compensation Committee determines to be appropriate. The Compensation Committee considers recommendations from our CEO and senior management when making decisions regarding our executive compensation program and compensation of our Named Executive Officers. Following each fiscal year end, our CEO, assisted by our Human Resources Department, assesses the performance of all executives other than the CEO. Following this annual performance review process, our CEO recommends base salary and incentive awards for executives (other than himself) to the Compensation Committee. The CEO, with the help of management and the independent consultant, makes recommendations to the Compensation Committee regarding the plan design of the overall executive compensation program for review, discussion and approval. The Compensation Committee is also responsible for developing pay recommendations for the CEO and in securing the full Board’s approval of these recommendations annually.
Independent Compensation Consultant for Compensation Committee
The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others for assistance. Accordingly, the Compensation Committee retained Compensia as an independent consultant to advise the Compensation Committee on matters related to the compensation of the Company’s executive officers. All services that Compensia provided to Aviat in fiscal year 2025 were approved by the Compensation Committee and were related to executive or Board compensation. Compensia provides an annual review of the Company’s compensation practices, reviews and makes recommendations regarding Aviat’s compensation peer groups and provides independent input to the Compensation Committee on programs and practices.
Compensation Committee Advisor Independence
The Compensation Committee has considered the independence of Compensia pursuant to NASDAQ Listing Rules and related SEC rules and found no conflict of interest in Compensia providing advice to the Compensation Committee during fiscal year 2025. The Compensation Committee reassesses the independence of its advisors annually.

Consideration of Say-on-Pay Results
Each year at our annual meeting, we conduct an advisory vote of our stockholders on our executive compensation program. Although this vote is not binding on the Board or us, we believe that it is important for our stockholders to have an opportunity to express their views regarding our executive compensation philosophy, program and practices as disclosed in our proxy statement on an annual basis. The Board and our Compensation Committee value stockholders’ opinions and, to the extent there is any significant vote against the compensation of our Named Executive Officers, the Compensation Committee evaluates whether any actions are warranted or appropriate.
At our 2024 Annual Meeting, 97.3% of the votes cast on the advisory vote on executive compensation supported our Named Executive Officers’ compensation as disclosed in the proxy statement. Our Compensation Committee evaluated these results and took into account many other factors in evaluating our executive compensation programs as discussed in the Compensation Discussion and Analysis. Although none of our Compensation Committee’s subsequent actions or decisions with respect to the compensation of our Named Executive Officers were directly attributable to the results of the vote, our Compensation Committee took the vote outcome into consideration in the course of its deliberations. Our Compensation Committee believes that concerns on executive compensation matters should be considered as part of its deliberations and intends to consider the results of future advisory votes in its compensation review process.
Competitive Positioning
Our management and Compensation Committee consider external data to assist in evaluating and setting target total direct compensation. Our compensation policy and practice is to target total compensation levels for all executive officers, including our Named Executive Officers, at competitive levels for similar positions as derived from the market composite data, factoring in experience in the position and competent performance. The Compensation Committee may decide to target total direct compensation above or below the 50th percentile of the market data for similar positions in unique circumstances based on an individual’s background, experience, and relative complexity and scope of the applicable role. Though compensation levels may differ among our Named Executive Officers based upon competitive factors and the role, responsibilities and performance of each Named Executive Officer, there are no material differences in our compensation policies or in the way target total direct compensation opportunity is determined for any of our executive officers.
For fiscal year 2025, targets for total cash and cash-based compensation (base salary and short-term incentive compensation pursuant to the AIP), long-term incentives and total direct compensation (base salary, and short- and long-term incentive compensation) for our Named Executive Officers were set based on data collected by Compensia from our proxy peer group companies and from a proprietary survey source, using results for technology companies with median annual revenue of $442 million. The peer group companies selected and used for compensation comparisons are reflective of our market for executive talent and business line competitors. Also, the overall composition of the peer group reflects companies of similar complexity and size to us.
For fiscal year 2025, these peer group companies included:

Applied Optoelectronics	Arlo Technologies	Bel Fuse
Cambium Networks Corporation	Clearfield	Climb Global Solutions
Comtech Telecommunications Corp.	CTS	Daktronics
Digi International, Inc.	EACO	FARO Technologies
Harmonic, Inc.	Knowles	NETGEAR
NetScout Systems	nLIGHT	PAR Technology
Ribbon Communications, Inc.	Richardson Electronics Ltd.	Vishay Precision Group

Each year, the Compensation Committee with the compensation consultant reviews the appropriateness of the comparison group used for assessing the compensation of our CEO and other Named Executive Officers. For fiscal year 2025, we removed Airspan Networks, CalAmp, Casa Systems, DZS, Inseego, InterDigital and KVH Industries due to their decreased revenue. We added Applied Optoelectronics, Clearfield, CTS, Daktronics, EACO, Knowles, NETGEAR, NetScout Systems and PAR Technology as they met our size and industry criteria for inclusion and their business descriptions fit in with our peer group.
The fiscal year 2025 peer group consists of 21 companies located throughout the U.S. with Aviat positioned at or near the medial revenue and other financial metrics.

Total Compensation Elements
Our executive compensation program includes four primary elements:
•	base salary
•	annual incentive compensation pursuant to the AIP
•	long-term compensation (equity incentives)
•	post-termination compensation
Each Named Executive Officer’s performance is measured against factors such as short- and long-term strategic goals and financial measures of our performance, including revenue, total shareholder return (“TSR”), AIP expenses and other non-GAAP items namely non-GAAP gross adjusted earnings before interest, taxes, depreciation and amortization (“Gross Adjusted EBITDA”). Details regarding the applicable financial targets for incentive awards are described below.
Base Salary
Base salaries are provided as compensation for day-to-day responsibilities and services. Executive salaries are reviewed annually. Our CEO generally makes recommendations to the Compensation Committee in August of each year regarding the base salary of each executive officer, other than himself. The Compensation Committee considers each executive officer’s responsibilities, as well as the Company’s performance and recommended increases in base salary for select Named Executive Officers and other executives. For the beginning of fiscal year 2025, the CEO recommended, and the Compensation Committee approved, base salary increases for our Named Executive Officers (other than the CEO) as part of our annual compensation review. Effective July 1, 2024, Mr. Croke’s base salary was increased from $259,998 to $286,000. Effective September 28, 2024, Ms. Boase’s base salary was increased from $318,000 to $324,360, Mr. Smith and Mr. Connaway did not receive a base salary increase during the 2025 fiscal year.
Annual Incentive Plan
Our AIP is designed to motivate our executives to focus on the achievement of our short-term financial goals. The CEO reviews his recommendations for each Named Executive Officer with the Compensation Committee, taking into account market data obtained from its independent compensation consultant. Based on recommendations by the CEO, and as specified in any applicable employment agreement, the Compensation Committee recommends to the Board an annual incentive compensation target, expressed as a percentage of base salary, for each executive.
The Compensation Committee also recommends to the Board specific Company financial performance measures and targets including the relative weighting and payout thresholds for the AIP. The financial targets are aligned with our Board-approved annual operating plan, and during the year periodic reports are made to the Board about our performance compared with the targets. Under the AIP, a significant portion of the executive’s annual compensation is tied directly to our financial performance. The target amount of annual incentive compensation under our AIP, expressed as a percentage of base salary or, solely with respect to our CEO, a target dollar amount, generally increases with an executive’s level of management responsibility and is paid in the form of cash. For fiscal year 2025, individual AIP target incentives were set at $925,000 for Mr. Smith, 80% of base salary for Mr. Connaway, and 40% for Ms. Boase and Mr. Croke in each case prorated for the number of days employed by the Company and salary adjustments during fiscal year 2025. Executives can earn more or less than target if minimum or maximum performance levels are achieved. No incentive can be earned if the Company does not achieve the minimum performance thresholds.
For fiscal year 2025, the AIP provided for an all-cash payout. The performance metric was 75% based on Gross Adjusted EBITDA and 25% based on revenue. The following table outlines the minimum, target and maximum performance and payout levels approved by the Compensation Committee for fiscal year 2025.

Fiscal Year 2025 Annual Incentive Plan – Minimum, Target and Maximum Thresholds

	Minimum	Target	Maximum
Fiscal Year 2025 AIP (75%)	Earn 80%	Earn 100%	Earn 200%
Gross Adjusted EBITDA(1)	$51,000,000	$60,000,000	$72,000,000
Fiscal Year 2025 AIP (25%)	Earn 90%	Earn 100%	Earn 200%
Revenue	$467,000,000	$505,000,000	$555,000,000

(1)	For a reconciliation of Gross Adjusted EBITDA to its corresponding GAAP measure, refer to our Current Report on Form 8-K, filed with the SEC on September 10, 2025.
In fiscal year 2025, the Gross Adjusted EBITDA and Revenue targets were not achieved. During fiscal year 2025, the Company continued to experience events impacting the achievement of the targeted Gross Adjusted EBITDA and Revenue metrics, including integration of acquisitions, inflationary pressures, changes in global trade policies and other macroeconomic events. No adjustments were made to the performance objectives, the target performance or the actual results for these continued events. As such, none of the Named Executive Officers earned a payout as shown in the Summary Compensation Table below.
Long Term Incentive Compensation
Our equity awards under our Second Amended and Restated 2018 Incentive Plan are designed to motivate our executives to focus on the achievement of our long-term financial goals. Equity awards motivate our executives to achieve our long-term goals and to the extent our results affect our stock price, link such results with the performance of our stock over a longer period. Using equity awards helps us to retain executives, encourage share ownership and maintain a direct link between our executive compensation program and stockholder value creation. The Company historically utilized stock options as a component of executive compensation because they have value only if the Company’s share price increases and, therefore, motivated our executives to drive sustained, long-term stockholder value creation. While the Company did not grant stock option awards during the 2025 fiscal year, our Named Executive Officers hold outstanding stock options from previous years, which are reflected within certain compensation tables below. Time-vesting RSUs are a component of executive compensation to further align our executives’ interests with those of stockholders. Because these awards typically vest after a specified period following the grant date, they also incentivize our executives to remain in our employ. PSUs are a component of executive compensation to ensure our executives’ incentives are tied directly to key drivers of stockholder value growth. PSUs also play a role in executive retention, as a named executive officer is required to remain employed through the applicable vesting date in order to receive the shares underlying the PSUs as applicable.
For fiscal year 2025, the Named Executive Officers were eligible to receive equity incentive awards. These equity incentive awards were granted in October 2024 immediately prior to the filing of the Annual Report on Form 10-K but after the Company released the fourth quarter fiscal year 2024 earnings report, using a combination of PSUs and RSUs. Performance metrics and payout levels for the three-year performance period applicable to the PSUs granted during fiscal year 2025 were established at the beginning of fiscal year 2025.

Equity Vehicle	Weighting	Purpose / Description
PSUs	1/2
The PSUs are subject to three-year cliff vesting from the issuance date assuming achievement of TSR and revenue growth targets over a three-year performance period starting fiscal year 2025 and continued employment through the vesting date in August 2027.

RSUs	1/2	One-third annually for a three-year period from the issuance date assuming continued employment through the vesting date.

2025 Policies and Practices Related to Equity Award Grants
Historically, following the end of each fiscal year, it has been the Compensation Committee’s long-standing practice to review the Company’s results for the previous fiscal year, review the Company’s financial plan and strategy for the upcoming fiscal year and, based on those reviews approve the granting of equity awards for the upcoming fiscal year to our Directors and Named Executive Officers. The grant date for those equity awards is generally consistent with the Compensation Committee’s first meeting following the end of the last fiscal year. The timing of this meeting is typically set in advance the prior fiscal year. It is not the Compensation Committee’s practice to time or otherwise coordinate the granting of any equity awards to the Directors or Named Executive Officers with any release of material nonpublic information.
Perquisites
Our Named Executive Officers participate in the same group insurance and employee benefit plans as our other full-time U.S. employees. We do not provide special benefits or other perquisites to our executive officers other than occasional relocation expense reimbursement.
Generally Available Benefit Programs
In fiscal year 2025, our Named Executive Officers were eligible to participate in the health and welfare programs that are generally available to all full-time U.S.-based employees, including medical, dental, vision, life, short-term and long-term disability insurance, employee counseling assistance, flexible spending accounts and accidental death and dismemberment insurance.
The Named Executive Officers and all other eligible U.S.-based employees participate in our tax-qualified 401(k) Plan. Under the 401(k) Plan, all eligible employees can receive matching contribution from the Company of 100% of up to 3% contributions and 50% of the next 2% of contributions. Each employee under the age of 50 could contribute a maximum of $23,500 during each calendar year, each employee over the age of 50 can contribute a maximum of $31,000, and as of January 2025, each employee between the ages of 60 and 63 can contribute a maximum of $34,750.
The 401(k) Plan and the other benefits generally available to all other U.S.-based employees allow us to remain competitive and enhance employee loyalty and productivity. These benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial contributions for retirement and to enhance hiring and retention.
Post-Termination Compensation
Employment agreements have been established with each of our Named Executive Officers.
The employment agreements provide for certain payments and benefits to the employee if his or her employment is terminated, but neither arrangement provides for change in control benefits without an accompanying involuntary termination. We have determined that such payments and benefits are an integral part of a competitive compensation package for our Named Executive Officers.
The employment agreements do not provide any tax-related gross-up payments to our Named Executive Officers in connection with a termination or a “Change in Control” transaction. For a detailed discussion of the amounts and benefits that could become payable to the Named Executive Officers upon a termination and/or a “Change in Control” transaction, please see the section below titled “Potential Payments Upon Termination or Change of Control.”
Recovery of Executive Compensation
Our executive compensation program permits us to recover or “clawback” all or a portion of any performance-based compensation, including equity awards, if our financial statements are restated as a result of errors, omissions, or fraud. The amount which may be recovered will be the amount by which the affected compensation exceeded the amount that would have been payable had the financial statements been initially filed as restated, or any greater or lesser amount that the Compensation Committee or our Board shall determine. In no case will the amount to be recovered by us be less than the amount required to be repaid or recovered as a matter of law. Recovery of such amounts by us would be in addition to any actions imposed by law, enforcement agencies, regulators, or other authorities.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes a $1 million limit on the amount of compensation paid to “covered employees” (as defined in Section 162(m)) that a public corporation may deduct for federal income tax purposes in any year. Compensation paid to certain of our Named Executive Officers will be subject to the $1 million per year deduction limitation imposed by Section 162(m). While we will continue to monitor our compensation programs in light of the deduction limitation imposed by Section 162(m), our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders. As a result, we have not adopted a policy requiring that all compensation be fully deductible. The Compensation Committee has concluded that paying compensation at levels in excess of the limits under Section 162(m) is in the best interests of the Company and our stockholders in certain circumstances.
Hedging and Pledging Prohibition
Our Named Executive Officers, as well as all other employees, directors and their designees are prohibited from engaging in hedging, pledging or similar transactions with respect to our securities where the transaction is designed or intended to decrease the risks associated with holding our securities. This prohibition includes transactions involving puts, calls, collars or other derivative securities, whether granted pursuant to the 2018 Plan, or held directly or indirectly by the covered individual.
Stock Ownership Guidelines
To encourage the alignment between the Board, Management and stockholders, the Board adopted stock ownership guidelines for Named Executive Officers in November 2021 which remain in place today. Each Named Executive Officer is expected to acquire and continue to hold company stock during his or her employment with the Company at the following multiples of base salary: five times for the CEO and one time for executive officers. The executive officers have five years to satisfy these guidelines after the date of adoption of these guidelines or the date of being designated an executive officer, whichever is later.
Risk Considerations in Our Compensation Program
The Compensation Committee, pursuant to its charter, is responsible for reviewing and overseeing the compensation and benefits structure applicable to our employees, generally. We do not believe that our compensation policies and practices for our employees encourage excessive risk-taking or create risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:
•	Our compensation program is designed to provide a mix of both fixed and “at risk” incentive compensation.
•
Our Compensation Committee and management team have responsibility for managing the administration, determination and approval of total and, in the case of the Named Executive Officers, the Compensation Committee is responsible for individual approval of payouts under the incentive plans.

•
The incentive elements of our compensation program (annual incentives and multi-year equity awards) are designed to reward both annual performance (under the AIP) and longer-term performance (under the 2018 Plan). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company’s long-term best interests.

•
The performance periods for our PSUs overlap, and our time-vested RSUs vest one-third annually for a three-year period from the issuance date. This mitigates the motivation to maximize performance in any one period at the expense of others.

•
Maximum payouts under our AIP are currently capped at no more than 200% for all applicable employees of the target award opportunity set by the Compensation Committee. We believe these limits mitigate excessive risk-taking, since the maximum amount that can be earned is limited.

•
Finally, our AIP and our 2018 Plan both contain provisions under which awards may be recouped or forfeited if the recipient has not complied with our policies. In addition, our performance-based plans (cash incentive and performance shares) both contain provisions under which awards may be recouped or forfeited if the financial results for a period affecting the calculation of an award are later restated.

•	The Compensation Committee retains an independent compensation consultant.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee of the Board of Directors
Bruce Taten, Chair
Bryan Ingram
Michele Klein

Summary Compensation Table
The following table summarizes the total compensation for each of our fiscal years ended June 27, 2025 (the 2025 year), June 28, 2024 (the 2024 year), June 30, 2023 (the 2023 year), of our Named Executive Officers for the applicable years in which they were serving in their respective Named Executive Officer positions.

Name, Principal Position	Fiscal Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Peter A. Smith, Director, President and Chief Executive Officer	2025	650,000	3,111,023	—	—	11,028	3,772,051
	2024	650,000	2,106,947	1,110,668	371,157	13,112	4,251,884
	2023	650,000	1,717,443	785,338	987,438	12,612	4,152,831
Michael Connaway, Senior Vice President and Chief Financial Officer	2025	525,000	1,006,265	—	—	22,442	1,553,707
	2024	38,365	1,000,011	—	28,088	873	1,067,337
Erin Boase, General Counsel, Vice President Legal Affairs	2025	322,648	479,144	—	—	10,304	812,096
	2024	318,000	345,115	181,919	102,078	11,866	958,978
	2023	256,811	149,349	68,291	109,943	9,825	594,219
Gary Croke, Vice President Marketing and Product Line Management	2025	285,500	302,653	—	—	5,974	594,127
	2024	256,331	108,984	57,455	82,366	5,724	510,860
	2023	243,825	73,623	33,654	104,191	5,420	460,713

(1)
Base salary amounts reflect a combination of the salary levels set at different times during the year. With respect to the 2025 year, the amounts reflect increases effective October 1, 2024 in connection with the annual merit review process discussed within the Compensation Discussion and Analysis.

(2)
The “Stock Awards” column shows the fair value of the equity-based awards as of the grant date for fiscal 2025, 2024, and 2023. The grant date fair value of PSUs and RSUs was determined under FASB ASC Topic 718 and represents the amount we would expense in our financial statements over the entire vesting schedule for the awards. The award value for PSUs included in the table above is based on the grant date fair value assuming target level achievement, which we have determined to be the probable level of achievement of the performance metrics underlying the awards as of the grant date. The assumptions used for determining values are set forth in Notes 1 and 9 to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for fiscal year 2025. These amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the Named Executive Officers.

(3)	No options were awarded in fiscal year 2025.
(4)	The “Non-Equity Incentive Plan Compensation” column shows the cash bonus earned under the fiscal year 2025, 2024 and 2023 annual incentive plan.
(5)	The following table describes the components of the “All Other Compensation” column.

Name	Year	Life Insurance(a) ($)	Company Matching Contributions Under 401(k) Plan(b) ($)	Total All Other Compensation ($)
Peter A. Smith	2025	4,578	6,450	11,028
Michael Connaway	2025	1,050	21,392	22,442
Erin Boase	2025	781	9,522	10,304
Gary Croke	2025	1,046	4,928	5,974

(a)	Represents premiums paid for life insurance that represent taxable income for the Named Executive Officer.
(b)	Represents matching contributions made by us to the 401(k) account of the respective named executive.

Fiscal Year 2025 Grants of Plan-Based Awards
The following table lists our grants and incentives made to the Named Executive Officers during our fiscal year ended June 27, 2025, of plan-based awards, both equity and non-equity based under our AIP and 2018 Plan. There is no assurance that the grant date fair value of stock and option awards will ever be realized.

Name	Type of Award	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number or Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Grant Date, Fair Value of Stock and Option Awards(5) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter A. Smith	RSU	10/11/2024	—	—	—	—	—	—	63,680	—	1,449,994
	RSU(6)	12/03/2025	—	—	—	—	—	—	12,896	—	185,573
	PSU	10/11/2024	—	—	—	31,840	63,680	127,360	—	—	1,475,456
	AIP	—	462,500	925,000	1,850,000	—	—	—	—	—	—
Michael Connaway	RSU	10/11/2024	—	—	—	—	—	—	21,904	—	498,754
	PSU	10/11/2024	—	—	—	10,952	21,904	43,808	—	—	507,511
	AIP	—	210,000	420,000	840,000	—	—	—	—	—	—
Erin Boase	RSU	10/11/2024	—	—	—	—	—	—	10,430	—	237,491
	PSU	10/11/2024	—	—	—	5,215	10,430	20,860	—	—	241,653
	AIP	—	64,872	129,744	259,488	—	—	—	—	—	—
Gary Croke	RSU	10/11/2024	—	—	—	—	—	—	6,588	—	150,009
	PSU	10/11/2024	—	—	—	3,294	6,588	13,176	—	—	152,644
	AIP	—	53,820	107,639	215,278	—	—	—	—	—	—

(1)
The amounts shown under Estimated Possible Payouts Under Non-Equity Incentive Plan Awards reflect possible payouts under our fiscal 2025 AIP. Actual amounts earned for the year are reflected above within the Summary Compensation Table.

(2)	PSUs vest 100% on the third anniversary of the grant date based on the achievement of performance criteria.
(3)
These amounts represent the number of RSUs granted to the Named Executive Officers during fiscal year 2025, which vest annually over three years from the data of grant, subject to the Named Executive Officer’s continued employment through such vesting date.

(5)
The “Fair Value of Stock and Option Awards” column shows the full grant date fair value of the stock options and other equity-based awards granted in fiscal year 2025. The grant date fair value of the awards were determined under FASB ASC Topic 718 and represents the amount we would expense in our financial statements over the entire vesting schedule for the awards in the event the vesting provisions are achieved.

(6)	RSUs account for a portion of non-equity incentive plan to align long-term shareholder interest and accountability.
The assumptions used for determining values are set forth in Notes 1 and 9 to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year 2025. These amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the Named Executive Officers.

Fiscal Year 2025 Outstanding Equity Awards
The following table provides information regarding outstanding unexercised stock options and unvested stock awards held by each of our Named Executive Officers as of June 27, 2025. Each grant of options or unvested stock awards is shown separately for each Named Executive Officer. The vesting schedule for each award of options and unvested stock awards is shown in the footnotes following this table based on the grant date. The material terms of the awards, other than exercise price and vesting schedules described below, are generally described in the 2018 Plan.

		Option Awards				Stock Awards
								Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested(3) ($)	Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested(3)(7) ($)
Peter A. Smith	10/11/2024	—	—	—		63,680(2)	1,527,683	63,680(4)	763,842
	12/3/2024	—	—	—		12,896(8)	309,375	—	—
	8/28/2023	22,824	45,647(1)	33.65	8/28/2030	19,499(2)	467,781	29,249(5)	701,684
	9/1/2022	36,731	18,365(1)	32.10	9/1/2029	8,164(2)	195,854	24,494(6)	881,417
Michael Connaway	10/11/2024	—	—	—		21,904(2)	525,477	21,904	262,738
	6/5/2024	—	—	—		21,659(2)	519,599	—	—
Erin Boase	10/11/2024	—	—	—		10,430(2)	250,216	10,430(4)	125,108
	8/28/2023	3,739	7,476(1)	33.65	8/28/2030	3,194(2)	76,624	4,791(5)	114,936
	9/1/2022	3,194	1,597(1)	32.10	9/1/2029	710(2)	17,033	2,130(6)	76,648
Gary Croke	10/11/2024	—	—	—		6,588(2)	158,046	6,588(4)	79,023
	8/28/2023	1,181	2,361(1)	33.65	8/28/2030	1,008(2)	24,182	1,513(5)	36,297
	9/1/2022	1,574	787(1)	32.10	9/1/2029	350(2)	8,397	1,050(6)	37,784

(1)	Stock options that vest annually over three years from date of grant.
(2)	RSUs that vest annually over three years from date of grant.
(3)	Market value is based on the $23.99 closing price of a share of our common stock as of June 27, 2025.
(4)
PSUs subject to three-year cliff vesting from date of grant assuming achievement of TSR and revenue growth targets over a three-year performance period starting fiscal 2025 to fiscal 2027. From 50% to 200% of the target PSUs will vest after the Compensation Committee certifies the achievement of the performance measure. Vesting of these PSUs is dependent on continuous employment through the vesting date in August 2027.

(5)
PSUs subject to three-year cliff vesting from date of grant assuming achievement of TSR and revenue growth targets over a three-year performance period starting fiscal 2024 to fiscal 2026. From 50% to 200% of the target PSUs will vest after the Compensation Committee certifies the achievement of the performance measure. Vesting of these PSUs is dependent on continuous employment through the vesting date in August 2025.

(6)
PSUs subject to three-year cliff vesting from date of grant assuming achievement of TSR and revenue growth targets over a three-year performance period starting fiscal 2023 to fiscal 2025. From 50% to 200% of the target PSUs will vest after the Compensation Committee certifies the achievement of the performance measure. Vesting of these PSUs is dependent on continuous employment through the vesting date.

(7)	The award value for PSUs included in the table above is based on the closing price as of the last day of the fiscal year based on target level achievement.
(8)	RSUs account for a portion of non-equity incentive plan to align long-term shareholder interest and accountability.

Fiscal Year 2025 Option Exercised and Stock Vested Table
The following table provides information for each of our Named Executive Officers regarding the number of shares of our common stock acquired upon exercising vested options or release of stock awards during fiscal year 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Received on Vesting ($)
Peter A. Smith	—	—	60,000	1,649,778
Michael Connaway	—	—	10,830	235,011
Erin Boase	5,936	136,885	4,282	117,110
Gary Croke	—	—	3,322	91,053

(1)	Vested number of shares of RSUs and PSUs.
Potential Payments Upon Termination or Change of Control
The employment agreements entered into with our Named Executive Officers provide for such executive officers to receive certain payments and benefits in the event of certain terminations of employment. These arrangements are set forth in more detail below and assume an applicable termination event (and Change of Control event, as defined in the corresponding employment agreements) on June 27, 2025 (the last business day of our fiscal year) and refer to our stock price on that date. The Board has determined that such payments and benefits are an integral part of a competitive compensation package for our executive officers.
The table below reflects the compensation and benefits due to each of Messrs. Smith, Connaway, and Croke and Ms. Boase in the event of termination of employment by us without Cause (as defined below), due to the executive’s death or Disability (as defined below) or a resignation by the executive for Good Reason (as defined below) (other than within the three months preceding or the 12 months following a Change of Control (as defined below) so long as the respective executive officer signs a general release of all claims in favor of the Company). The table further reflects compensation and benefits due to Messrs. Smith, Connaway, and Croke and Ms. Boase in the event of termination of employment by us without Cause, due to death or Disability or a resignation, or by the executive for Good Reason within the three months preceding or the 12 months following a Change of Control. The amounts shown in the table are estimates of the amounts that would be paid upon such termination of employment. There are currently no compensation and benefits due to any Named Executive Officer under his or her employment agreement in the event of a termination of employment by us for Cause (as defined below) or voluntary termination (except in the case of Good Reason). The actual amounts would be determined only at the time of the termination of employment. The payments and benefits they received on their respective resignation and retirement are discussed in more detail below.

Name	Conditions for Payouts	Base Salary Component(1) ($)	Cash Incentive Component(2) ($)	Accelerated Equity Vesting(3) ($)	Insurance Benefit(4) ($)	Out- Placement Services(5) ($)	Total ($)
Peter A. Smith	Termination without cause or for good reason, or due to death or disability.	650,000	925,000	—	42,856	30,000	1,647,856
	Within 3 months preceding or 12 months following a Change of Control	975,000	1,387,500	3,357,729	64,284	30,000	5,814,512

Name	Conditions for Payouts	Base Salary Component(1) ($)	Cash Incentive Component(2) ($)	Accelerated Equity Vesting(3) ($)	Insurance Benefit(4) ($)	Out- Placement Services(5) ($)	Total ($)
Michael Connaway	Termination without cause or for good reason, or due to death or disability.	525,000	420,000	—	11,505	30,000	986,505
	Within 3 months preceding or 12 months following a Change of Control	525,000	420,000	1,567,280	17,258	30,000	2,559,538
Erin Boase	Termination without cause or for good reason, or due to death or disability.	322,648	129,744	—	30,851	30,000	513,243
	Within 3 months preceding or 12 months following a Change of Control	322,648	129,744	975,747	46,277	30,000	1,504,415
Gary Croke	Termination without cause or for good reason, or due to death or disability.	285,500	107,639	—	42,856	30,000	465,995
	Within 3 months preceding or 12 months following a Change of Control	285,500	107,639	351,655	64,284	30,000	839,077

(1)
The base salary component represents the applicable multiple of the respective Named Executive Officer’s base salary amount in effect as of June 27, 2025, in accordance with the respective Named Executive Officer’s employment agreement.

(2)
The target cash incentive component represents the cash bonus due under the fiscal year 2025 AIP for a termination absent a Change in Control and the target cash bonus amount under the fiscal year 2025 AIP as reflected in the respective executive officer’s employment agreement for a termination in connection with a Change in Control.

(3)	Reflects acceleration of all outstanding equity awards held by the executive officer as of June 27, 2025.
(4)	The insurance benefit provided is paid directly to the insurer benefit provider and includes amounts for COBRA.
(5)	The estimated dollar amounts for outplacement services would be paid directly to an outplacement provider selected by us.
Employment Agreement Terms
The Employment Agreements provide that if the respective Named Executive Officer’s employment is terminated by the Company without Cause (defined below), due to the Named Executive Officer’s death or Disability (defined below), or if the Named Executive Officer resigns from employment with the Company for Good Reason (defined below) the Named Executive Officer will be entitled to the following, payable in a lump sum:
•	a payment equal to the product of: (i) 1.0 and (ii) the sum of the Named Executive Officer’s base salary and prorated target annual bonus (as of the termination date); and
•	payment of premiums for the continuation of group health insurance for a period of up to 12 months.
If the Named Executive Officer’s employment is terminated within the 3 months preceding or 12 months following a Change in Control (defined below), the Named Executive Officer will be entitled to the following, payable in a lump sum:
•
a payment equal to the product of: (i) 1.0 (or 1.5, in the case of Mr. Smith) and (ii) the sum of the Named Executive Officer’s base salary and target annual bonus (as in effect on the date of the termination in connection with the Change in Control);

•
vesting in full of the Named Executive Officer’s outstanding equity awards (with performance awards vesting based on actual performance as of the date of termination in connection with the Change in Control (if determinable) or target); and

•	payment of premiums for the continuation of group health insurance for a period of up to 18 months.
In each case, the foregoing severance benefits are subject to the Named Executive Officer executing a release in favor of the Company. Each Employment Agreement also contains a non-compete provision prohibiting the Named Executive Officer from providing services to a competitor or soliciting employees for 12 months following the Named Executive Officer’s termination of employment and provides that the Named Executive Officer’s confidentiality obligations continue even after the Named Executive Officer’s termination of employment.
For purposes of the Employment Agreements, the following terms have the following meanings:
“Cause” generally means the respective Named Executive Officer’s (i) material breach of any policy established by the Company or any of its affiliates, including but not limited to policies regarding bribery and harassment and any other policies applicable to the Named Executive Officer, (ii) engaging in acts of disloyalty to the Company or its affiliates, including fraud, embezzlement, theft, commission of a felony, or proven dishonesty, or (iii) willful misconduct in the performance of, or willful failure to perform a material function of, the Executive’s duties under their respective employment agreement.
“Change in Control” generally means the occurrence of one or more of the following transactions: (i) the sale or disposal by the Company of all or substantially all of its assets to any person other than an affiliate of the Company, (ii) the merger or consolidation of the Company with or into another partnership, corporation, or other entity, other than a merger or consolidation in which the equity holders in the Company immediately prior to such transaction retain a greater than 50% equity interest in the surviving entity, or (iii) the acquisitions by any person or group (as defined in Section 13d(d)(3) of the Exchange Act) of the beneficial ownership (as defined in Section 13d(d)(3) of the Exchange Act) of more than 50% of the equity of the Company entitled to vote in the election of the Company’s directors (or the persons performing the functions of directors).
“Disability” generally means the Named Executive Officer is unable to perform the essential functions of the executive’s position, with reasonable accommodation (if applicable), due to an illness, physical or mental impairment, or other incapacity that continues for a period in excess of 90 days, whether consecutive or not, in any period of 365 consecutive days.
“Good Reason” generally means (i) a material diminution in the respective Named Executive Officer’s authority, duties, title or responsibilities, Named Executive Officer’s base salary, target annual bonus, or target annual long-term incentive award, (ii) the relocation of the geographic location of Named Executive Officer’s principal place of employment by more than 100 miles from the location of Named Executive Officer’s principal place of employment as of the effective date, or (iii) the Company’s delivery of a written notice of non-renewal of the employment agreement to the Named Executive Officer’s.
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, the Company is required to provide the following information with respect to the year ended June 27, 2025:
•	The median of the annual total compensation of all employees of the Company (other than Mr. Smith’s the Company’s Chief Executive Officer) was $58,827.
•	The annualized total compensation of Mr. Smith, the Company’s Chief Executive Officer, was $3,772,051.
•	Based on this information, the ratio of the annual total compensation of the Company’s Chief Executive Officer to the median of the annual total compensation of all employees was 64.1:1.
To identify the median paid employee and determine such employee’s annual total compensation in the last fiscal year, the Company assessed its employee population as of June 27, 2025, and determined employee compensation using the 12-month period ending June 27, 2025. On this date, the Company’s employee population consisted of 909 individuals.

The Company determined its median employee by: (i) calculating total target cash compensation as the sum of salary and target variable compensation, including target sales bonus, for each of the Company’s employees; (ii) ranking the total target cash compensation of all employees except for the Chief Executive Officer from lowest to highest; and (iii) picking the employee who was in the middle of the list.
Equity Compensation Plan Summary
The following table provides information as of June 27, 2025, relating to our equity compensation plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2) (#)	Weighted-Average Exercise Price of Outstanding Options(3) ($)	Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity Compensation plans approved by security holders(1)	919,865	27.81	414,366
Equity Compensation plans not approved by security holders	—	—	—
	919,865	27.81	414,366

(1)	Consists of the 2018 Plan.
(2)	Includes 437,744 shares to be issued upon exercise of options and 362,372 shares to be issued upon vesting of restricted stock and performance share awards.
(3)	Excludes the weighted-average fair market value of restricted stock and performance share awards.

Pay v. Performance

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2) ($)	Average Summary Compensation Table Total for non-PEO NEOs(1) ($)	Average Compensation Actually Paid to non-PEO NEOs(1)(2) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return(3) ($)	Net Income (Thousands) ($)	Revenue (Thousands) ($)
2025	$3,772,051	$2,509,600	$986,643	$741,870	$257.56	$119.17	$1,341	$434,606
2024	$4,251,884	$2,167,737	$682,402	$489,879	$308.66	$93.02	$10,760	$408,083
2023	$4,152,831	$5,902,667	$625,083	$861,007	$359.01	$94.33	$10,169	$344,433
2022	$4,189,544	$3,143,082	$513,719	$31,178	$269.93	$92.69	$21,160	$302,959
2021	$2,216,192	$6,480,169	$752,488	$2,074,311	$342.98	$127.04	$110,139	$274,911

(1)	The principal executive officer (“PEO”) and the non-PEO named executive officers (“non-PEO NEOs”) for each year are as follows:
a. 2025: Peter A. Smith, Michael Connaway, Erin Boase, Gary Croke
b. 2024: Peter A. Smith, Michael Connaway, Erin Boase, Gary Croke, David Gray, and Bryan Tucker;
c. 2023: Peter A. Smith, David Gray, Bryan Tucker, Erin Boase, and Gary Croke;
d. 2022: Peter A. Smith, Eric Chang, David Gray, Bryan Tucker, Erin Boase, and Gary Croke;
e. 2021: Peter A. Smith, Eric Chang, and Bryan Tucker.
(2)
The Company deducted from and added to the Summary Compensation Table total compensation the amounts detailed in the following tables to calculate compensation actually paid, in accordance with Item 402(v) of Regulation S-K as discussed in columns (c) and (e) for each PEO and Non-PEO NEOs in each respective year. As the Company’s PEO and non-PEO NEO’s do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

(3)	The peer group used for Peer Group TSR is the same peer group the Company uses for its Item 201(e) of Regulation S-K.

PEO

Prior FYE Current FYE Fiscal Year	07/03/2020 07/02/2021 2021	07/02/2021 07/01/2022 2022	07/01/2022 06/30/2023 2023	06/30/2024 06/28/2024 2024	06/28/2024 06/27/2025 2025
	($)	($)	($)	($)	($)
SCT Total	2,216,192	4,189,544	4,152,831	4,251,884	3,772,051
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(1,296,875)	(2,406,867)	(2,502,781)	(3,217,615)	(3,111,023)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	3,649,702	2,084,283	2,780,656	2,073,028	2,484,655
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—	(758,079)	1,231,065	(1,080,029)	(432,173)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	1,911,149	34,200	240,896	140,469	(203,910)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—
Compensation Actually Paid	6,480,169	3,143,082	5,902,667	2,167,737	2,509,600

Non-PEO NEOs

Prior FYE Current FYE Fiscal Year	07/03/2020 07/02/2021 2021	07/02/2021 07/01/2022 2022	07/01/2022 06/30/2023 2023	06/30/2024 06/28/2024 2024	06/28/2024 06/27/2025 2025
	($)	($)	($)	($)	($)
SCT Total	752,488	513,719	625,083	682,402	986,643
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(181,379)	(140,477)	(175,229)	(379,112)	(596,021)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	864,562	107,671	194,686	275,783	443,322
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	596,466	(137,064)	119,121	(26,310)	(56,521)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	42,174	27,276	97,351	47,087	(35,554)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	(339,947)	(5)	(109,971)	—
Compensation Actually Paid	2,074,311	31,178	861,007	489,879	741,870

The illustrations below provide a graphical description of compensation actually paid and the following measures:
•	the Company’s cumulative TSR and the peer group’s cumulative TSR;
•	the Company’s net income; and
•	the Company selected measure, which is revenue.

The following is a list of financial performance measures, which in the Company’s assessment represents the most important financial performance measures used by the Company to link compensation actually paid to the Named Executive Officers for fiscal year 2024. Please see the Compensation Discussion and Analysis for further information regarding each of the measures and their use in the Company’s executive compensation program.
•	Gross Adjusted EBITDA;
•	revenue;
•	TSR; and
•	net income.
Practices Related to Grants of Equity Awards Close to Release of Material Nonpublic Information
As noted in the Compensation Discussion and Analysis, and in compliance with Item 402(x) of Reg. S-K, it is not the Compensation Committee’s practice to time or otherwise coordinate the granting of any equity awards to the Directors or Named Executive Officers with any release of material nonpublic information.

PROPOSAL NO. 1

Election of Directors
At the Annual Meeting, directors are being nominated for election to serve until the 2026 Annual Meeting or until their successors are elected and qualified.
In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, all proxies received by the proxy holders will be voted for any subsequent nominee named by the Board to fill the vacancy created by the earlier nominee’s withdrawal from the election. As of the date of this Proxy Statement, the Board is not aware of any director nominee who is unable or will decline to serve as a director. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. Ages are as of the date of this Proxy Statement.
Director Nominees

Name	Title	Age	Tenure
John Mutch	Chair of the Board	69	10 years, 8 months
Laxmi Akkaraju	Director	56	1 year, 10 months
Scott Halliday	Director	65	8 months
Bryan Ingram	Director	61	3 years, 10 months
Michele Klein	Director	76	4 years, 4 months
Peter A. Smith	Director	59	5 years, 7 months
Bruce Taten	Director	69	3 years, 6 months

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously approved the election of each of the Director Nominees and unanimously recommends a vote “For” each of the Director Nominees.
(Proposals Continue on Next Page.)

PROPOSAL NO. 2

Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Grant Thornton as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 26, 2026, and our Board has ratified such appointment. See “Independent Registered Public Accounting Firm Fees.”
Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote “For” the ratification of the Audit Committee’s appointment of Grant Thornton as the Company’s Independent Registered Public Accounting Firm for
Fiscal Year 2026.
(Proposals Continue on Next Page.)

PROPOSAL NO. 3

Advisory, Non-Binding Vote on Named Executive Officer Compensation
A “say-on-pay” advisory vote is required for all U.S. public companies under Section 14A of the Exchange Act which we request annually during our Annual Meeting of Stockholders. We are asking stockholders to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis section, and the related compensation tables, notes and narrative, in this Proxy Statement.
The Board recommends that you vote “FOR” approval of the advisory, non-binding vote on executive compensation because it believes that the policies and practices described in the Compensation Discussion and Analysis section are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the stockholders and motivating the executives to remain with the Company for long and productive careers. Named executive officer compensation of the past three years reflects amounts of cash and long-term equity awards consistent with periods of economic stress and lower earnings, and equity incentives aligning with our actions to stabilize the Company and to position it for a continued recovery.
We urge stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, as well as the Summary Compensation Table and related compensation tables, notes and narrative, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.
As this vote is advisory, it will not be binding on our Board or our Compensation Committee, and neither our Board nor our Compensation Committee will be required to take any action as a result of the outcome of the vote. However, our Compensation Committee will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.
Based on the voting results at the Company’s 2024 Annual Meeting of Stockholders with respect to the frequency (the “Frequency Vote”) of future stockholder advisory votes to approve the compensation of the Company’s named executive officers, the Company includes an advisory, non-binding vote to approve the compensation of its named executive officers in its proxy materials on an annual basis. The next required Frequency Vote is scheduled for the Company’s 2030 Annual Meeting of Stockholders.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote “For” the approval of the advisory, non-binding vote on Named Executive Officer compensation.
(Proposals Continue on Next Page.)

PROPOSAL NO. 4

Approval of Third Amended and Restated 2018 Incentive Plan of the Company
Background
The Aviat Networks, Inc. 2018 Incentive Plan was adopted by the Board and approved by the stockholders on March 20, 2018 (the “2018 Incentive Plan”). In November 2021 and November 2024, the Board and the Company’s stockholders approved the first and second amendment and restatement of the 2018 Incentive Plan respectively (collectively, the “Prior Plan”). At this year’s Annual Meeting in November 2025 stockholders will be asked to approve the increase in the number of shares available for issuance under the Prior Plan by 1,200,000 shares as part of the Aviat Networks, Inc. Third Amended and Restated 2018 Incentive Plan (the “Third Amended and Restated Plan”). The Third Amended and Restated Plan is attached hereto as Annex A. If the Third Amended and Restated Plan becomes effective, the Company will register the additional shares on a Registration Statement on Form S-8 as soon as practicable following the effective date.
The Prior Plan and now the Third Amended and Restated Plan were adopted to advance the interests of the Company by providing eligible individuals of the Company and its affiliates with an opportunity to acquire or increase a proprietary interest in the Company, and to receive performance-based cash and equity incentive compensation, in order to create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and to encourage such eligible individuals to remain in the employ of the Company or one or more of its affiliates.
The Board believes that stock ownership promotes the alignment of interests of our employees and directors, with those of our stockholders. The Third Amended and Restated Plan was approved by the Board to continue to utilize equity incentive compensation as a means of aligning the interests of participants with those of our stockholders, provide participants with further incentives for outstanding performance, and assist in the retention of key talent. As a result, we believe that the adoption of the Third Amended and Restated Plan is important to our ability to recruit and retain executive officers, directors and key employees with outstanding ability and experience, and to our long-term growth and financial success. Accordingly, the Board recommends that stockholders approve the Third Amended and Restated Plan.
Purpose of the Proposal
If approved by our stockholders, the Third Amended and Restated Plan will amend and restate the Prior Plan. The use of stock-based awards under the Third Amended and Restated Plan continues to be a key element of the Company’s compensation program, and increasing the number of shares available to be offered under the Prior Plan is crucial to continuing to meet the objectives of our compensation program going forward. As of September 11, 2025, a total of approximately 332,393 shares of common stock remained available for issuance under the Prior Plan. If the Third Amended and Restated Plan is approved by our stockholders, a total of approximately 1,526,111 shares of common stock will be available for issuance under the Third Amended and Restated Plan.
The Third Amended and Restated Plan is a broad-based plan under which the Company grants awards to its current and prospective employees, including officers, directors, and consultants. The Company continues to believe that its long-term interests are best advanced by aligning the interests of its nonemployee directors and key employees with the interests of its stockholders. Therefore, to attract, retain and motivate nonemployee directors, officers and key employees of exceptional abilities and, in recognition of the significant contributions to the long-term performance and growth of the Company and its subsidiaries made by these individuals, the Board recommends adoption of the Third Amended and Restated Plan. Approval of the Third Amended and Restated Plan will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others by providing services to the Company or any subsidiary. While the Board is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards.
Consequences of Failing to Approve the Proposal
If this Proposal No. 4 and the Third Amended and Restated Plan are not approved by the Company’s stockholders, the Prior Plan will continue to be effective until it expires on November 5, 2034, and there will be no impact on the rights of existing award holders under the Prior Plan. However, if this Proposal No. 4 is not approved, we do not expect to be able to issue any meaningful equity-based compensation awards to eligible employees and directors during fiscal year 2026, requiring the Company to reevaluate our compensation programs in general with a much higher percentage of compensation paid in cash.
Why We Believe You Should Vote FOR Proposal No. 4
In evaluating our request to approve Proposal No. 4 and the Third Amended and Restated Plan, we ask that you consider the following:
•
Incentive to Attract and Retain Talent. We believe that our future success depends in part on our ability to attract, hire, motivate and retain high quality employees, including executive officers, and directors and that the ability to provide equity awards under the Third Amended and Restated Plan is critical to achieving this success. We would be at a severe disadvantage if we could not use equity-based awards covering a meaningful number of shares of our common stock to recruit and secure or retain key talent in the current competitive market for highly skilled and qualified employees.

•
Alignment of Interests. We believe that our future success depends on our ability to align the interests of our employees, including our executive officers and directors, with those of our stockholders, and that equity compensation is a key means to fostering this alignment.

•
Significant Focus on Performance-Based Equity Awards. Approximately half of the annual equity awards to be granted to our executive officers, including our named executive officers, in fiscal year 2025 are full-value awards subject to performance-based vesting requirements, with the shares subject to such performance-based awards to be earned based on the achievement of total shareholder and revenue growth targets over a three-year performance period.

•
Limiting Cash Compensation Expense. Equity compensation limits the cash cost of our compensation programs and can preserve cash for other uses in growing our business or returning value to our stockholders. If Proposal No. 4 and the Third Amended and Restated Plan are not approved, we may need to replace the lost compensation value with larger cash awards, which would increase our cash compensation expense. That cash might be better utilized if reinvested in our business or returned to our stockholders.

•	Responsible Plan Features. The Third Amended and Restated Plan includes several responsible plan features as described in more detail below.
The Third Amended and Restated Plan was approved by our Board (i) recognizing that in the near future there would otherwise be a lack of available shares under the Prior Plan, (ii) in order to recognize and provide equity incentives to continue our strong growth and performance and (iii) to continue to have awards available for grant to our employees, directors, and third party service providers consistent with the factors described in the “Executive Compensation” section in this proxy statement; at comparable companies; and the value of equity awards in relation to other elements of total compensation.
We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Third Amended and Restated Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors.
Material Changes from the Prior Plan
The Third Amended and Restated Plan increases the number of shares of common stock available for awards under the Prior Plan by 1,200,000 shares and correspondingly increases the limit on shares of common stock that may be issued or transferred upon the exercise of incentive stock options granted under the Prior Plan
We are not seeking to make any other material changes to the Prior Plan.
Summary of the Third Amended and Restated Plan
The following is a summary of the Third Amended and Restated Plan and does not purport to be a complete description of all provisions of the Third Amended and Restated Plan. The Third Amended and Restated Plan should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the proposed

Third Amended and Restated Plan, which is attached to this Proxy Statement as Annex A. The Third Amended and Restated Plan gives the Compensation Committee of the Board (the “Committee”) the ability to award stock options, stock appreciation rights (“SARs”), performance awards, restricted stock, RSUs, stock awards, other stock-based awards, cash awards, and substitute awards.
Administration. The Third Amended and Restated Plan is administered by the Committee, or such other committee of two or more directors designated by the Board except to the extent the Board elects to administer the Third Amended and Restated Plan (in which case references to the “Committee” are references to the Board). The Board retains the discretion to designate another committee or officer of the Company to administer the Third Amended and Restated Plan, except for grants to participants subject to Section 16 of the Exchange Act. The Committee has broad discretion to administer the Third Amended and Restated Plan, including the power to determine the eligible individuals to whom awards will be granted, the number and type of awards to be granted and the terms and conditions of awards. The Committee may also accelerate the vesting or exercise of any award and make all other determinations and take all other actions necessary or advisable for the administration of the Third Amended and Restated Plan.
Notwithstanding anything within the Third Amended and Restated Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or our affiliates operates or has employees, directors or other service providers, to ensure that we comply with any applicable requirements of foreign securities exchanges, to achieve specific tax treatment for an award in any country, or to facilitate the administration of the Third Amended and Restated Plan, the Committee, in its sole discretion, has the power and authority to determine who is eligible to participate in the Third Amended and Restated Plan, modify the terms and conditions of awards, establish sub-plans with applicable foreign jurisdiction provisions, or take other actions deemed advisable to comply with foreign laws or securities exchange rules. The description of the Third Amended and Restated Plan set forth within this summary addresses the terms and conditions of the Third Amended and Restated Plan largely with respect to United States-based award recipients, therefore an award granted to an employee that is subject to foreign laws or regulations may differ from the descriptions set forth below or contained within the Third Amended and Restated Plan document.
Eligibility. Any individual who is an officer or employee of the Company, any of our affiliates or our subsidiaries, and any other person who provides services to the Company, our affiliates or our subsidiaries, including members of the Board, are eligible to receive awards under the Third Amended and Restated Plan at the discretion of the Committee. As of September 11, 2025, we had 923 employees and seven members of the Board who will be eligible to participate in the Third Amended and Restated Plan. Consultants are eligible to receive awards pursuant to the Third Amended and Restated Plan, but as the Committee has sole discretion to determine whether such consultants could receive an award, the number of consultants that could receive Prior Plan awards is not determinable at this time.
Shares Subject to the Third Amended and Restated Plan. Subject to stockholder approval of the Third Amended and Restated Plan and the adjustments described below, the total aggregate number of shares of stock which may be granted, issued or delivered pursuant to awards under the Third Amended and Restated Plan (including pursuant to the exercise of incentive options) shall be the sum of: (i) 1,200,000 Shares, plus (ii) the number of shares of common stock of the Company which remained available for grants of options or other awards under the Prior Plan and the Company’s previous 2007 Stock Equity Plan (the “2007 Plan”), plus (iii) the number of Shares that would again become available for issuance pursuant to the reserved share expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares. As of September 11, 2025 (our Record Date), the price per share of the Company’s common stock was $25.57 per share. The shares issued pursuant to awards under the Third Amended and Restated Plan may be authorized and unissued shares, shares held by the Company in its treasury or previously issued or shares that the Company reacquired, including shares purchased in the open market. No award may be granted if the number of shares of stock to be delivered under the award exceeds the remaining number of shares available under the Third Amended and Restated Plan (taking into account shares issuable in settlement or relating to then-outstanding awards).
Shares of common stock subject to an award that expire, are cancelled, exchanged, forfeited, settled in cash or otherwise terminated without actual delivery of shares will again be available for awards pursuant to the Third Amended and Restated Plan. Notwithstanding the foregoing, (a) the number of shares tendered in payment of any exercise or purchase price of an award, (b) shares withheld to satisfy the tax withholding obligation on an Award issued under the Plan, and (c) shares repurchased on the open market with the proceeds of a stock option’s exercise price, will not, in each case, be available again for awards pursuant to the Third Amended and Restated Plan. Awards that may only be settled in cash will not count against the share limit for the Third Amended and Restated Plan. Awards which are granted in substitution for awards granted under the Third Amended and Restated Plan shall not reduce the shares authorized for issuance nor shall they be added to the shares available for issuance under the Third Amended and Restated Plan.
Limitations on Awards. In any one calendar year, the aggregate grant to any plan participant, including awards granted pursuant to the Third Amended and Restated Plan shall not exceed 150,000 shares. To calculate the 150,000 annual maximum, awards granted pursuant to the Third Amended and Restated Plan shall be valued on the grant date pursuant to FASB ASC Topic 718, and all other cash compensation may include, but is not limited to, quarterly retainer fees, committee fees, meeting fees, or lead independent director fees. No non-employee director may be granted during any calendar year awards having an aggregate fair market value, determined on the date of grant, in excess of $750,000.
Awards Under the Third Amended and Restated Plan
Stock Options. The Committee may grant incentive stock options and options that do not qualify as incentive stock options, except that incentive stock options may only be granted to persons who are our employees or employees of one of our subsidiaries, in accordance with Section 422 of the Code. The exercise price of a stock option cannot be less than 100% of the fair market value of a share of our common stock on the date on which the option is granted and the option must not be exercisable for longer than ten years following the date of grant. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price of the stock option must be at least 110% of the fair market value of a share of our common stock on the date of grant and the option must not be exercisable more than five years from the date of grant. Any share of common stock that is available for grant pursuant to the Third Amended and Restated Plan shall be available for the issuance of shares pursuant to any award type under the plan, including the exercise of incentive stock options.
Stock Appreciation Rights. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of a share of our common stock on the date on which the SAR is granted. The term of a SAR may not exceed ten years. SARs may be granted in connection with, or independent of, a stock option. SARs may be paid in cash, common stock or a combination of cash and common stock, as determined by the Committee.
Restricted Stock. Restricted stock is a grant of shares of common stock subject to the restrictions on transferability and risk of forfeiture imposed by the Committee. The Committee may require, that if dividends are paid with respect to common stock underlying an award of unvested restricted stock, the dividend will either be reinvested in additional shares of restricted stock containing the same terms and conditions as the original award, applied to the purchase of additional shares of restricted stock, or deferred without interest to the date of the same vesting and forfeiture provisions as the underlying award and such dividend shall not become payable unless the underlying award is settled.
Restricted Stock Units. A restricted stock unit is a right to receive cash, common stock or a combination of cash and common stock at the end of a specified period equal to the fair market value of one share of our common stock on the date of vesting. Restricted stock units may be subject to the restrictions, including a risk of forfeiture, imposed by the Committee.
Other Stock-Based Awards. Subject to limitations under applicable law and the terms of the Third Amended and Restated Plan, the Committee may grant other awards related to our common stock. Such awards may include, without limitation, awards that are convertible or exchangeable debt securities, other rights convertible or exchangeable into our common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the Committee, and awards valued by reference to the book value of our common stock or the value of securities of, or the performance of, our affiliates.

Performance Awards. Performance awards represent awards with respect to which a participant’s right to receive cash, shares of our common stock, or a combination of both, is contingent upon the attainment of one or more specified performance measures during a specified period. The Committee will determine the applicable performance period, the performance goals and such other conditions that apply to each performance award.
Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to participants, entitling any such participant to receive cash, Stock, other awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another award (other than an award of Restricted Stock or award of unrestricted Shares). The Committee may provide that Dividend Equivalents that are granted as free-standing awards shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another award, absent a contrary provision in the award agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the award with respect to which the dividends accrue and shall not be paid unless and until such award has vested and been earned.
Cash Award. The Committee is authorized to grant cash awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other award under the Plan to eligible persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.
Substitute Awards. The Company may grant awards in substitution for any other award granted under the Third Amended and Restated Plan or another plan of the Company or its affiliates or any other right of a person to receive payment from the Company or its affiliates. Awards may also be granted in substitution for awards held by individuals who become eligible individuals as a result of certain business transactions. Substitute awards that are Options or SARs may have an exercise price per share that is less than the fair market value of a share of our common stock on the date of substitution if the substitution complies with the requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder and other applicable laws.
Recapitalization. In the event of any change in our capital structure or business or other corporate transaction or event that would be considered an equity restructuring, the Committee shall or may (as required by applicable accounting rules) equitably adjust the (i) aggregate number or kind of shares that may be delivered under the Third Amended and Restated Plan, (ii) the maximum number of shares that may be granted to a covered employee each year, (iii) the number or kind of shares or amount of cash subject to an award, (iv) the terms and conditions of awards, including the purchase price or exercise price of awards and performance goals, and (v) the applicable share-based limitations with respect to awards provided in the Third Amended and Restated Plan, in each case to equitably reflect such event.
Change in Control. Except to the extent otherwise provided in any applicable award agreement, in the event of a change in control or other changes to us or our common stock, the Committee may, either in advance of a change of control or at the time or when the Committee may deem appropriate, (i) accelerate the time of vesting and exercisability of an award, (ii) if the performance cycle has been completed for performance awards, payment shall be made not later than 90 days following the effective date of termination, or if the performance cycle has not been completed for performance awards, target level of performance shall be deemed to have been achieved and payment shall be made not later than 90 days following the effective date of termination, or (iii) make any other adjustments to awards (including no adjustments) that the Committee deems appropriate to reflect the applicable transaction or event.
Amendment and Termination. The Third Amended and Restated Plan automatically expires on the tenth anniversary of its original Effective Date, or November 5, 2034. The Committee may amend or terminate the Third Amended and Restated Plan at any time, subject to stockholder approval if required by applicable law, rule or regulation, including the rules of the stock exchange on which our shares of common stock are listed. The Committee may amend the terms of any outstanding award granted under Third Amended and Restated Plan at any time so long as the amendment would not materially and adversely affect the rights of a participant under a previously granted award without the participant’s consent.
Clawback. The Third Amended and Restated Plan and all awards granted thereunder are subject to any clawback or recoupment policy adopted by the Company.

Certain U.S. Federal Income Tax Consequences
The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to participants arising from participation in the Third Amended and Restated Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Third Amended and Restated Plan may vary depending on their particular situations and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, nonqualified stock options and SARs with an exercise price less than the fair market value of shares of common stock on the date of grant, SARs, restricted stock units, and certain other awards that may be granted pursuant to the Third Amended and Restated Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder. Potential tax consequences to the Company or participants associated with the Third Amended and Restated Plan and its awards granted to eligible individuals subject to the laws of jurisdictions outside of the United States are not addressed herein.
Tax Consequences to Participants.
Options and SARs. Participants will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of common stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such shares of common stock on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the shares of common stock acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the shares of common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of common stock must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive an option intended to qualify as an incentive option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive option. Upon the exercise of an incentive option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Shares that have been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.
Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Shares that have not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an option, whether a nonqualified stock option or an incentive option, no additional gain will be recognized on the transfer of such previously held shares of common stock in satisfaction of the nonqualified stock option or incentive option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.
The Third Amended and Restated Plan generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the Third Amended and Restated Plan allows the Committee to permit the transfer of awards (other than incentive options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of common stock, the potential for future appreciation or depreciation of the shares of common stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $19,000 per donee (for 2025, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Other Awards: Restricted Stock, Stock Awards, Restricted Stock Units, Other Stock-Based Awards, Performance Awards and Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to an incentive award or performance award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the then fair market value of the shares of common stock received.
A recipient of a stock award or other equity-based award or the receipt of shares pursuant to an incentive award or performance award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when received, reduced by any amount paid by the recipient; however, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock (i) when the shares of common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of common stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of common stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise, the dividends will be treated as dividends.
A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares of common stock will commence on the later of the date the shares of common stock are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.
Tax Consequences to the Company.
Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the Third Amended and Restated Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Deduction Limitations. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the Third Amended and Restated Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000. Despite this limitation, the Company may determine that it is in the Company’s best interests to grant awards pursuant to the Third Amended and Restated Plan that are not tax deductible to the Company in certain situations.
New Plan Benefits
A summary of the material features of the Third Amended and Restated Plan including the class of persons eligible to participate therein and the number of persons in such class, is included above under the title “Summary of the Third Amended and Restated Plan.”
Because no awards have been granted under the Third Amended and Restated Plan and all awards under the Third Amended and Restated Plan are at the discretion of the Committee, it is not possible to determine the type of awards or amounts that will be received by or allocated to eligible individuals. Therefore, we have not included a New Plan Benefits Table nor information regarding stock option awards that could be granted pursuant to the Third Amended and Restated Plan in the future.

The Company made its annual equity awards under the Prior Plan for fiscal year 2025 to the named executive officers, nonemployee directors, and to its other eligible employees. The grants to the named executive officers are reflected in the table provided under “Fiscal Year 2025 Grants of Plan-Based Awards” in the “Executive Compensation” section of this Proxy Statement. The fiscal year 2025 grant to the nonemployee directors is reflected in “Fiscal Year 2025 Compensation of Non-Employee Directors” in the “Director Compensation and Benefits” section of this proxy statement.
The Board urges our stockholders to vote “FOR” Proposal No. 4. This Proposal requires the affirmative vote of the holders of a majority of the voting power of the capital stock present in person or represented by proxy at any meeting and entitled to vote on the matter. The Board believes strongly that the approval of the Third Amended and Restated Plan is essential to the Company’s continued success. All duly submitted proxies that are signed, but which do not provide instructions for how to vote, will be voted FOR the approval of the Third Amended and Restated Plan by the management proxy holders. All members of the Board and our executive officers and other senior employees are eligible for awards under the Third Amended and Restated Plan and thus have a personal interest in the approval of the Third Amended and Restated Plan.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote “For” the approval of the Third Amended and
Restated 2018 Incentive Plan of the Company.
(Proxy Statement Continues on Next Page.)

OTHER MATTERS
2025 Annual Report
Our annual report for the fiscal year ended June 27, 2025, including audited financial statements, will be available over the Internet through our website at www.aviatnetworks.com and is being mailed with this Proxy Statement.
Form 10-K
We filed an annual report on Form 10-K for the fiscal year ended June 27, 2025 with the SEC on September 10, 2025. Stockholders may obtain a copy of the Annual Report on Form 10-K, without charge, by writing to our Corporate Secretary, at the address of our offices located at 200 Parker Drive, Suite C100A, Austin, TX 78728, or through our website at www.aviatnetworks.com.
Other Business
The Board is not aware of any other matter that may be presented for consideration at the Annual Meeting or any adjournment thereof. Should any other matter properly come before the Annual Meeting, your shares of common stock will be voted in accordance with the discretion of the proxy holders.
Householding of Proxy Materials
To reduce costs and the environmental impact of the Annual Meeting, a single proxy statement and annual report, along with individual proxy cards, will be delivered in one envelope to certain stockholders having the same last name and address, and to individuals with more than one account registered with our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. Stockholders participating in householding will continue to receive separate proxy cards. If you are a registered stockholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Corporate Secretary at 512-265-3680 or at our headquarters at 200 Parker Drive, Suite C100A, Austin, TX 78728. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

ANNEX A

AVIAT NETWORKS, INC.

THIRD AMENDED AND RESTATED 2018 INCENTIVE PLAN
1. Establishment and Purpose
In March 2018, the Board and the Company’s stockholders originally approved the Aviat Networks, Inc. 2018 Incentive Plan (the “2018 Incentive Plan”) to be effective March 20, 2018. In November 2021 and November 2024, our Board and the Company’s stockholders approved the first and second amendment and restatement of the 2018 Incentive Plan respectively (collectively with the 2018 Incentive Plan, the “Prior Plan”), and subject to stockholder approval at the Annual Meeting in November 2025, the Aviat Networks, Inc. Third Amended and Restated 2018 Incentive Plan shall go into effect. The Prior Plan and now the Third Amended and Restated 2018 Incentive Plan were adopted to advance the interests of the Company by providing eligible individuals of the Company and its affiliates with an opportunity to acquire or increase a proprietary interest in the Company, and to receive performance-based cash and equity incentive compensation, in order to create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and to encourage such eligible individuals to remain in the employ of the Company or one or more of its affiliates.
1.1 Establishment of the Plan. Aviat Networks, Inc., a Delaware corporation (together with any successor thereto as provided in Section 16, hereinafter referred to as the “Company”), hereby adopts the third amended and restated stock equity plan to be known as the Third Amended and Restated 2018 Incentive Plan (the “Plan”), as set forth in this document. The Plan permits the grant of Nonstatutory Options, Incentive Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards and Cash Awards (each as defined below). All Awards granted under the Prior Plan shall continue to be subject to the terms of the applicable Prior Plan and applicable Award Agreements (as defined below) (including any such terms that are intended to survive the termination of the Prior Plan or the settlement of such Award (as defined below)) and shall remain in effect pursuant to their terms.
1.2 Effective Date of the Plan. The Plan is adopted and, subject to the approval of the Company’s shareholders, shall become effective as of November 5, 2025 (the “Effective Date”) and shall remain in effect as provided in Section 3; provided, however, no Option (as defined below) may be exercised and no other Award (as defined below) may be exercised or otherwise paid until the Plan has been approved by the Company’s stockholders at a meeting at which approval of the Plan is considered.
2. Definitions
As used in this Plan, the following terms shall have the following meanings:
2.1 ASC Topic 718 means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.
2.2 Affiliate has the meaning ascribed to such term in Rule 12b-2 promulgated under the General Rules and Regulations of the Exchange Act.
2.3 Award means, individually or collectively, any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or Cash Awards, in each case subject to the terms of the Plan.
2.4 Award Agreement means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in any electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.
2.5 Beneficial Owner or Beneficial Ownership has the meaning ascribed to such term in Rule 13d-3 promulgated under the General Rules and Regulations under the Exchange Act.
2.6 Board means the Company’s Board of Directors.
2.7 Business Combination has the meaning set forth in Section 9.1.

2.8 Change Of Control has the meaning set forth in Section 9.1.
2.9 Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.
2.10 Committee means the Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Committee shall consist solely of two or more directors who are “nonemployee directors” under Rule 16b-3 promulgated under the Exchange Act and “independent directors” under the listing requirements of the NASDAQ Global Market, or any similar rule or listing requirement that may be applicable to the Company from time to time. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.
2.11 Company has the meaning set forth in Section 1.1.
2.12 Director means a member of the Board of Directors of the Company, its Affiliates and/or Subsidiaries.
2.13 Dividend Equivalent means a right, granted to a Participant under Section 5.4, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
2.14 Effective Date has the meaning set forth in Section 1.2.
2.15 Employee means any employee of the Company, its Affiliates and/or Subsidiaries.
2.16 ERISA means the Employee Retirement Income Security Act of 1974, as amended.
2.17 Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.18 Fair Market Value or FMV means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date is the closing price for the Stock as reported on the NASDAQ Global Market (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. In addition, for purposes of determining the Fair Market Value of Stock for any reason other than the determination of the Option Price or Stock Appreciation Rights, fair market value will be determined by the Committee in a manner compliant with applicable laws and applied consistently for such purpose. Note that the determination of Fair Market Value for purposes of tax withholding may be made in the Committee’s sole discretion subject to applicable laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
2.19 Incentive Option means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code
2.20 Nonstatutory Option means any Option that is not intended to meet the requirements of Section 422 of the Code, or that otherwise does not meet such requirements.
2.21 Option means the right to purchase Stock granted to a Participant in accordance with Section 7.1. Options granted under the Plan may be Nonstatutory Options, Incentive Options or a combination thereof.
2.22 Option Price means the price at which a share of Stock may be purchased by a Participant pursuant to an Option.
2.23 Original Effective Date has the meaning set forth in Section 1.
2.24 Other Stock-Based Award means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted pursuant to Section 7.5.
2.25 Participant means an eligible person as set forth in Section 6.1 to whom an Award is granted under the Plan.
2.26 Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals will be set at the discretion of the Committee, but may include one or more of the following: (i) cash flow (before or after dividends); (ii) earnings per share (including, without limitation, earnings before interest; taxes, depreciation and amortization); (iii) stock price; (iv) return on equity; (v) stockholder return or total stockholder return; (vi) return on capital (including, without limitation, return on total capital or return on invested capital); (vii) return on investment; (viii) return on assets or net assets; (ix) market capitalization; (x) economic value added; (xi) debt leverage (debt to capital); (xii) revenue; (xiii) sales or net sales; (xiv) backlog; (xv) income, pre-tax income or net income; (xvi) operating income or pre-tax profit; (xvii) operating profit, net operating profit or economic profit; (xviii) gross margin, operating margin or profit margin; (xix) return on operating revenue or return on operating assets; (xx) cash from operations; (xxi) operating ratio; (xxii) operating revenue; (xxiii) market share improvement; (xxiv) general and administrative expenses; or (xxv) customer service.
2.27 Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee will objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant. Any such Performance Goals and performance periods may differ among Awards granted to any one Participant or to different Participants. The Committee may appropriately adjust any evaluation of performance against a Performance Goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary, unusual, non-recurring or non- comparable items (A) as described in Accounting Standard Codification 225-20, (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.
2.28 Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit.
2.29 Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals established by the Committee.
2.30 Person has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.31 Plan has the meaning set forth in Section 1.1.
2.32 Prior Plan has the meaning set forth in Section 1.
2.33 Restricted Stock means Shares granted or sold to a Participant pursuant to Section 7.3 as to which the Restriction Period has not lapsed.
2.34 Restricted Stock Unit means a unit granted or sold to a Participant pursuant to Section 7.3 as to which Restriction Period has not lapsed.
2.35 Restriction Period means the period when Restricted Stock or Restricted Stock Units are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 7.3.
2.36 Share means a share of common stock of the Company, par value $0.01 per Share.
2.37 Stock means common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.
2.38 Stock Appreciation Right or SAR means a right to receive any excess in the Fair Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.39 Subsidiary means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all classes of stock issued by such corporation.
2.40 Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the grant date of the Option.
3. Term of the Plan
Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the original 2018 Incentive Plan by the Board and ending immediately prior to the 10th anniversary of the Effective Date, November 5, 2034. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
4. Stock Subject to the Plan
The adoption of this third amendment and restatement shall increase the number of Shares that may be issued pursuant to the Plan by 1,200,000 Shares. The Prior Plan approved Shares equal to the following number: 2,250,000 Shares; plus (i) the number of shares of common stock of the Company which remained available for grants of options or other awards under the Company’s original version of the Plan (the 2007 Stock Equity Plan (the “2007 Plan”)), plus (ii) the number of Shares that would again become available for issuance pursuant to the reserved share replenishment provisions of the 2007 Plan as a result of stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares. No Award may be granted if the number of Shares of Stock that may be delivered in connection with such Award exceeds the number of Shares of Stock remaining available under the Plan minus the number of Shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments if the number of Shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
For purposes of applying the foregoing limitation,
(a) if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than its then Fair Market Value as a means of effecting its forfeiture, the shares not purchased by the Participant or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan;
(b) the full number of Options and Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of any such Award;
(c) any Shares withheld to satisfy tax withholding obligations on an Award issued under the Plan with respect to an Option, Stock Appreciation Right or full-value awards, Shares tendered to pay the exercise price of an Award under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will not be eligible to be again available for grant under the Plan;
(d) settlement of any Award shall not count against the foregoing limitation except to the extent settled in the form of Stock; and

(e) Awards granted in substitution in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to non-employee directors under Section 6.7 nor shall shares subject to such substituted Awards be added to the shares available for issuance under the Plan as provided above (whether or not such substituted Awards are later cancelled, forfeited or otherwise terminated).
Shares of Stock issued pursuant to the Plan may be either (i) authorized but unissued Shares, (ii) Shares held by the Company in its treasury, or (iii) previously issued Shares reacquired by the Company, including Shares purchased on the open market.
5. Administration
5.1 General. The Committee shall be responsible for administering the Plan, subject to this Section 5 and the other provisions of the Plan. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.
5.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in an Award Agreement, and, subject to Section 17, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate. If the Committee does not exist or is unable to act for any reason, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board.
Notwithstanding anything in the Plan to the contrary, equity-based Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that: (A) the Board may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or disability or in the event of a Change Of Control (as defined below); and (B) annual equity grants to non- employee Directors that occur in connection with the Company’s annual meeting of shareholders may vest on the date of the Company’s next annual meeting. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.
5.3 Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, that such delegation does not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

5.4 Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants, entitling any such Participant to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or Award of unrestricted Shares). The Committee may provide that Dividend Equivalents that are granted as free-standing awards shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.
6. Eligibility and Participation
6.1 Eligibility. Individuals eligible to participate in the Plan include all Employees and nonemployee Directors, and all consultants and advisors to the Company, its Affiliates and/or Subsidiaries; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on a leave of absence may be an eligible Participant.
6.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. In making this determination, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary or Affiliate, the Participant’s length of service, promotions and potential. Further, in no event shall the number of Shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 150,000, as adjusted from time to time under Section 8.
6.3 General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. Except as otherwise provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award. No prospective Participant shall have any rights with respect to an Award unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including, if applicable, delivering a fully executed copy of any agreement evidencing an Award to the Company). Each eligible person to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant or settlement of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
6.4 Effect of Termination of Employment, Etc.
(a) To the extent consistent with Section 409A of the Code, each Award Agreement shall set forth the extent to which the Participant shall have the right to retain or accelerate the vesting or exercisability of an Award following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however, any outstanding Option or SAR of the Participant shall cease to be exercisable in any respect not later than 3 months following termination and, for the period it remains exercisable following termination, shall be exercisable only to the extent exercisable at the date of termination. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of three (3) months or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

(b) If the employment, service, or other consulting relationship of a Participant with the Company and its Affiliates should subsequently terminate during the one year period following a Change Of Control, then as to any one or more outstanding Awards which are not otherwise accelerated in full in accordance with Section 9.2, the Committee may, either in advance of a Change Of Control or at the time thereof and upon such terms as it may deem appropriate, provide for the acceleration of such outstanding Awards in accordance with the following provisions:
(i) All outstanding Awards held by such Participant shall become vested and/or exercisable as of the effective date of such termination, whether or not the Awards were otherwise vested and/or exercisable, and all conditions shall be waived with respect to outstanding Awards, and
(ii) For all outstanding Awards that are Performance Awards, (A) if the performance cycle has been completed, payment of amounts determined in accordance with the terms of the Performance Award shall be made in a lump sum not later than 90 days following the effective date of such termination, and (B) otherwise, the target level of performance shall be deemed to have been achieved with respect to such Performance Award and payment of amounts determined in accordance with the terms of the Performance Award, pro-rated to reflect the portion of the full performance cycle for such Performance Award that elapsed prior to such effective date shall be made in a lump sum not later than 90 days following such effective date.
6.5 Non-Transferability of Awards. Except as otherwise provided in this Section 6.5, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law. An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” has the meaning set forth in the instruction to Form S-8 under the Securities Act of 1933.
6.6 Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the Share limit of Section 4.
6.7 Limitations on Director Awards. In each calendar year during any part of which the Plan is in effect, a non-employee director may not be granted Awards for such individual’s service on the Board having a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $750,000; provided, that for any calendar year in which a non-employee director (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, additional Awards may be granted to such non-employee director in excess of such limit; provided, further, that the limit set forth in this Section 6.7 shall be applied without regard to (A) cash fees paid to a non-employee director during such calendar year (or grants of Awards, if any, made to a non-employee director in lieu of all or any portion of such cash fees), or (B) grants of Awards, if any, made to a non-employee director during any period in which such individual was an employee of the Company or any Affiliate or was otherwise providing services to the Company or to any Affiliate other than in the capacity as a director of the Company.

7. Specific Terms of Awards
7.1 Options.
(a) Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that Incentive Options may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code).
(b) Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Option or a Nonstatutory Option. Only if expressly so provided in the applicable Award Agreement shall the grant date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.
(c) Option Price. The Option Price for each grant of an Option under the Plan shall not be less than 100% of the Fair Market Value of Stock on its grant date. With respect to a Participant who is a Ten Percent Owner, the Option Price of Stock subject to an Incentive Option shall not be less than 110% of the Fair Market Value of Stock on its grant date.
(d) Option Period. Except as otherwise provided in Section 422 of the Code with respect to any Incentive Option, each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and specify in the Award Agreement; provided, however, that no Incentive Option may be exercisable on or after the 10th anniversary of its grant date or on or after the 5th anniversary of its grant date if the Participant is a Ten Percent Owner. If the Fair Market Value exceeds the Option Price on the last day that an Option may be exercised under an Award Agreement, as long as an exercise would be permitted under applicable laws, the affected Participant will be deemed to have exercised the vested portion of such Option in a net exercise under Section 7.1(e) below without the requirement of any further action.
(e) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may, subject to Section 6.4 and Section 9, accelerate such Option in whole or in part; provided, however, that in the case of an Incentive Option, any such acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code.
(f) Method of Exercise and Payment. An Option may be exercised by the Participant giving written notice, in the manner provided in Section 18, specifying the number of Shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the Option Price of the shares to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company, by delivery to the Company Shares of Stock having a Fair Market Value equal to the Option Price of the Shares to be purchased. An Option may also be exercised via a net exercise method whereby the Company withholds from the delivery of Stock for which the Option was exercised that number of Shares of Stock having a Fair Market Value (determined as of the date of exercise) equal to the aggregate Option Price of the Shares of Stock for which the Option was exercised.
If the Stock is traded on an established market, payment of any Option Price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Participant or his agent the number of Shares then being purchased. Such Shares of Stock shall be fully paid and nonassessable.
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

(g) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of Shares of Stock for which the Option first becomes exercisable in a calendar year does not have an aggregate Fair Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Participant for any calendar year shall be $100,000 minus the aggregate Fair Market Value at the date of grant of the number of Shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Participant under the Plan, and under each other incentive option previously granted to the Participant under any other incentive option plan of the Company and its Affiliates after December 31, 1986. Any Shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.
(h) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such Shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.
7.2 Stock Appreciation Rights.
(a) Grant of SARs. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.
(b) Award Agreement. Each SAR shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, and such other provisions as the Committee shall determine.
(c) Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.
(d) Period. No Stock Appreciation Right may be exercised on or after the 10th anniversary of the grant date.
(e) Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. Stock Appreciation Rights granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Option Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Rights, by (B) the number of shares as to which that Stock Appreciation Right has been exercised. The Option shall then cease to be exercisable to the extent surrendered. Stock Appreciation Rights granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the Stock Appreciation Right is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.
7.3 Restricted Stock and Restricted Stock Units.
(a) Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall represent the right of a Participant to receive Shares of Stock upon the lapse of the Period of Restriction.
(b) Award Agreement. Each Share of Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

(c) Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. Subject to Section 6.4 and Section 9, any such Restriction Period may be shortened by the Committee on such basis as it deems appropriate.
In the event that the vesting date occurs on a date which is not a trading day on the principal securities exchange on which the Shares are then traded, the Fair Market Value on the last prior trading date will be utilized for cost basis.
To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
(d) Issuance of Shares. Shares of Restricted Stock awarded pursuant to a Restricted Stock Award shall be issued as certificates or recorded in book-entry form, subject to subsection (e) below. Such shares shall be registered in the name of the Participant. Any certificates so issued shall be printed with an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. Shares recorded in book-entry form shall be recorded with a notation referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee.
(e) Escrow of Shares. The Committee may require that the stock certificates or book-entry registrations evidencing Shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.
(f) Voting and Other Rights. Except as otherwise provided in the Plan or the applicable Award Agreement, to the extent permitted or required by law, a Participant holding Shares of Restricted Stock granted hereunder shall have all of the rights of a stockholder of the Company, including the right to vote. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, a Participant may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.
(g) Form and Timing of Payment. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, any certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered, and the restrictive legends shall be promptly removed from any book- entry registrations for such shares. Settlement of vested Restricted Stock Units shall be made promptly following the close of the applicable Restriction Period and shall be settled by delivery of (A) a number of Shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of Shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
(h) Section 83(b) Election. The Board may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
(i) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
7.4 Performance Units.
(a) Grant of Performance Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.
(b) Value and Character. Each Performance Unit shall entitle the recipient to the value of a specified number of Shares of Stock, over the initial value for such number of Shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified Performance Goals shall have been achieved.
(c) Earning of Performance Units. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.
(d) Form and Timing of Payment. Payment of earned Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Payment shall be made in a single lump sum equal to the value of the earned Performance Units at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period, but not later than the expiration of the deferral period for such Award under Section 409A of the Code. Performance Units shall be settled by delivery of (A) a number of Shares of Stock equal to the number of Performance Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of Shares of Stock equal to the number of Performance Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter. At the discretion of the Committee, Participants may be entitled to receive any Dividend Equivalents declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals in accordance with Section 409A of the Code.
7.5 Other Stock-Based Awards.
(a) Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
(b) Value Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.
(c) Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or a combination thereof, as the Committee determines.
7.6 Cash Award. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to eligible persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

8. Adjustment Provisions
8.1 Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date. Subject to Section 9.2, if subsequent to the Effective Date the outstanding Shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional Shares or new or different shares or other securities are distributed with respect to Shares of Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such Shares of Stock, or any event that is a change in the capital structure of business of the Company that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”) an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of Shares provided in Section 4, (ii) the numbers and kinds of Shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each Share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each Share of Restricted Stock then subject to a risk of forfeiture in the form of a Company repurchase right. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.
8.2 Cancellation and Termination of Awards. The Committee may, in connection with any merger, consolidation, share exchange or other transaction entered into by the Company in good faith, determine that any outstanding Awards granted under the Plan, whether or not vested, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the Common Stock and the purchase price per Share (if any) under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Award will be canceled and terminated without payment therefor.
8.3 Dissolution or Liquidation. Upon dissolution or liquidation of the Company, other than as part of a Change Of Control, each outstanding Option and SAR shall terminate, but the Participant (if, at the time, an Employee of the Company or an Affiliate) shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option or SAR to the extent exercisable on the date of dissolution or liquidation.
8.4 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Adjustments under this Section 8.4 shall be consistent with Section 409A of the Code and adjustments pursuant to determination of the Committee shall be conclusive and binding on all Participants under the Plan. Notwithstanding the foregoing, Awards that already have a right to receive extraordinary cash dividend on Stock as a result of Dividend Equivalents or other dividend rights will not be adjusted as a result of an extraordinary cash dividend.
8.5 Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, risks of forfeiture, applicable repurchase prices for Restricted Stock, Performance Goals and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a Share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of Shares covered by an Award shall cause such number to include a fraction of a Share, such number of Shares shall be adjusted to the nearest smaller whole number of Shares. No adjustment of an Option exercise price per Share pursuant to this Section 8 shall result in an exercise price which is less than the par value of a Share.
8.6 Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of a Participant to receive payment from the Company or an Affiliate (“Substitute Awards”). Substitute Awards may also be granted under the Plan in substitution for awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the requirements and limitations of Section 409A of the Code and other applicable laws and exchange rules. Except as provided in this Section 8, without the approval of the shareholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the exercise price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock, or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).
9. Change Of Control
9.1 Change Of Control. For purposes of the Plan, a “Change Of Control” shall mean the occurrence during the term of any of the following events.
(a) the consummation of:
(i) any consolidation, merger or similar transaction of the Company (a “Business Combination”) (other than a consolidation, merger or similar transaction of the Company into or with a direct or indirect wholly-owned Subsidiary) as a result of which (1) the stockholders of the Company immediately prior to the Business Combination own (directly or indirectly), immediately after the Business Combination, less than 50% of the then outstanding shares of common stock that are entitled to vote generally for the election of directors of the corporation resulting from such Business Combination (including as a result of shares being converted into cash, securities or other property), or (2) the holders of the shares immediately prior to the Business Combination do not have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the Business Combination; provided, however, that for purposes of this clause (i), the following Business Combinations shall not constitute a Change Of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company or its subsidiaries; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below; or
(ii) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of the Company shall be deemed to occur unless assets constituting at least 80% of the total assets of the Company are transferred pursuant to such sale, lease, exchange or other transfer;
(b) the stockholders of the Company shall approve any plan or proposal for the complete liquidation or dissolution of the Company;
(c) any Person shall become the Beneficial Owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, without the approval of the Board; or

(d) at any time during a consecutive period of 36 months, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director during such 36-month period was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such 36-month period (or were approved by a majority of directors then in office).
Notwithstanding the foregoing, if a Change Of Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change Of Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change Of Control has occurred pursuant to the above definition, the date of the occurrence of such Change Of Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change Of Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
9.2 Limited Acceleration Upon Change Of Control. For the avoidance of doubt, the Committee may not accelerate the vesting and exercisability (as applicable) of any outstanding Awards, in whole or in part, solely upon the occurrence of a Change Of Control except as provided in this Section 9.2 or as otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement. In the event of termination of employment or Participant’s other service relationship at or following a Change Of Control, acceleration of vesting and exercisability of any outstanding Awards, if any, shall occur subject to Section 6.4(b).
In the event of a Change of Control after the date of the adoption of the Plan, then:
(a) to the extent an outstanding Award subject solely to time-based vesting is not assumed or replaced by a comparable Award referencing shares of the capital stock of the successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) which is publicly traded on a national stock exchange or quotation system, as determined by the Committee in its sole discretion, with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, then any outstanding Award subject solely to time-based vesting then held by Participants that is unexercisable, unvested or still subject to restrictions or forfeiture shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control;
(b) to the extent an outstanding Award subject to performance-related restrictions is not assumed or replaced by a comparable Award referencing shares of the capital stock of the successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) which is publicly traded on a national stock exchange or quotation system, as determined by the Committee in its sole discretion, with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable all Awards that vest subject to the achievement of any performance goal, target performance level, or similar performance-related requirement shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, either (A) be canceled and terminated without any payment or consideration therefor; or (B) automatically vest based on the greater of: (1) actual achievement of any applicable Performance Goals through the date of the Change Of Control, calculated in the manner as determined by the Committee in its sole discretion; or (2) achievement of target performance levels, prorated based on the portion of the Performance Period elapsed prior to the Change Of Control; and, in the case of this clause (B), shall be paid at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a tax or penalty under Section 409A of the Code, as determined by the Committee.
Each outstanding Award that is assumed in connection with a Change Of Control, or is otherwise to continue in effect subsequent to the Change Of Control, will be appropriately adjusted, immediately after the Change Of Control, as to the number and class of securities and other relevant terms in accordance with Section 8.

10. Beneficiary Designation
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
11. Deferrals
To the extent permitted by Section 409A of the Code, the Committee may permit or require a Participant to defer the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals consistent with Section 409A of the Code.
It is intended that all Awards issued under the Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreement and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Section 409A of the Code: (i) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” as such term is defined for purposes of Section 409A of the Code; (ii) if any amount is payable under such Award upon a disability, a disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Section 409A of the Code; (iii) if any amount is payable under such Award on account of the occurrence of a Change Of Control, a Change Of Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” has occurred as such terms are defined for purposes of Section 409A of the Code; (iv) if any amount becomes payable under such Award on account of a Participant’s separation from service at such time as the Participant is a “specified employee” within the meaning of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first business day after the earlier of (y) the date that is six months after the date of the Participant’s separation from service, or (z) the Participant’s death; (v) any right to receive any installment payments under this Plan shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment; and (vi) no amendment to or payment under such Award will be made except and only to the extent permitted under Section 409A of the Code.
Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
12. Settlement of Awards
12.1 In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

12.2 Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of Shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of such Shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation, and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:
(a) the Shares are at the time of the issue of such Shares effectively registered under the Securities Act of 1933; or
(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such Shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.
The Company shall make all reasonable efforts to bring about the occurrence of said events.
12.3 Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.
12.4 Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.
12.5 Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any Shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such Shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of Shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of Shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 12.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (i) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (ii) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (ii) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.
12.6 Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 12.4 in addition to any other applicable restriction under the Plan, the terms of the Award and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates or recorded in connection with book-entry accounts representing the shares to make appropriate reference to such restrictions.
12.7 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
12.8 Tax Withholding. Whenever Shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any such Shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such case a Participant may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold Shares to satisfy its tax obligations. The Company also may require a Participant to satisfy withholding obligations by engaging in a cashless exercise transaction (whether through a broker or otherwise) implemented by the Company in connection with the Plan. A Participant may only elect to have Shares withheld having a Fair Market Value on the date the tax is to be determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more directors who are considered independent (under the listing standards or rules of the applicable securities exchange) or the full Board.
13. Reservation of Stock
The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of Shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.
14. Rights of Participants
14.1 Limitation of Rights in Stock. A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares of Stock subject to an Award, unless and until Shares shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company.
14.2 Employment. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.
14.3 Participation. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

15. Unfunded Status of Plan
The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of ERISA. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
16. Successors
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
17. Amendment, Modification, Suspension, and Termination
Subject to Section 8, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan or if necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, without limitation, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.
Notwithstanding the foregoing,
(a) the Board may not amend the Plan to (i) change the description of the persons eligible for Awards under the Plan (ii) increase the number of shares of Stock available under the Plan except as necessary to carry out the provisions of Section 8 (concerning certain adjustments attributable to corporate actions and other events), or (iii) change the basis on which Shares under any Award are taken into account for purposes of the limitation on the number of Shares of Stock available under the Plan, without shareholder approval;
(b) no Option or Stock Appreciation Right shall be repriced, replaced, or regranted through cancellation, or by lowering the Option Price for a previously granted Option or the grant price of a previously granted SAR, and no Award shall be canceled in exchange for a cash payment from the Company to the Award owner, except under the limited circumstances described above in Section 8.2 relating to Cancellation and Termination of Awards; and
(c) no amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall materially and adversely impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the recipient’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change Of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any present or future law or regulation, including without limitation the provisions of Section 409A of the Code or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.
18. General Provisions
18.1 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

18.2 Notices and Other Communications
(a) Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company, and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (x) in the case of personal delivery, on the date of such delivery; (y) in the case of mailing, when received by the addressee; and (z) in the case of facsimile transmission, when confirmed by facsimile machine report.
(b) Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).
18.3 Severability. If any one or more of the provisions contained in this Plan shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
18.4 Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agreement that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.
18.5 Forfeiture and Clawback. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award, including any payment of Shares received upon exercise or in satisfaction of an Award under the Plan shall be subject to reduction, cancellation, forfeiture or clawback upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but not be limited to, failure to accept the terms of the Award Agreement, termination of service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreements that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Subsidiaries, including facts and circumstances discovered after termination of service. Without limiting the foregoing, the terms of any Award shall be subject to, and shall be deemed automatically to incorporate, any “clawback”, “recovery,” or similar policy adopted by the Company and in effect before or after the grant of such Award.
18.6 Tolling. If exercising an Option or Stock Appreciation Right prior to its expiration is not permitted because of applicable laws, other than the rules of any stock exchange or quotation system on which the Stock is listed or quoted, the Option or Stock Appreciation Right will remain exercisable until 30 days after the first date on which exercise would no longer be prevented by such provisions. If this would result in the Option or Stock Appreciation Right remaining exercisable past the end of its original Option Period, then it will remain exercisable only until the end of the later of (y) the first day on which its exercise would not be prevented by applicable laws, and (z) the last day of the Option Period.
(Remainder of Page Intentionally Left Blank)

AVIAT NETWORKS, INC.
200 PARKER DR.
SUITE C100A
AUSTIN, TX 78728

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. John Mutch	☐	☐	☐
1b. Laxmi Akkaraju	☐	☐	☐
1c. Scott Halliday	☐	☐	☐
1d. Bryan Ingram	☐	☐	☐
1e. Michele Klein	☐	☐	☐
1f. Peter Smith	☐	☐	☐
1g. Bruce Taten	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000683703_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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AVIAT NETWORKS, INC.
Annual Meeting of Stockholders
November 5, 2025
12:30 P.M., CST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Mutch and Peter Smith, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AVIAT NETWORKS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 12:30 P.M. CST on November 5, 2025, online via webcast at www.virtualshareholdermeeting.com/AVNW2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy also authorize(s) John Mutch and Peter Smith, or either of them, to vote at his discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

0000683703_2 R2.09.05.010

Continued and to be signed on reverse side